UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Williams Companies, Inc.
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PROXY STATEMENT 2019 Notice of Annual Meeting of Stockholders

Williams connects the best supplies to the best markets as highlighted by bringing the 1.7 Bcf/d Atlantic Sunrise project online in October 2018 to deliver marcellus supplies as far south as Alabama (photo left); by bringing the 475 MMcf/d Gulf Connector Project online in early 2019 to provide service to two LNG export facilities (photo right); and by the 2018 joint-venture acquisition of a growing gathering and processing asset base in the DJ Basin now called Rocky Mountain Midstream and operated by Williams.

From Your Chairman

March 28, 2019

Fellow Stockholders:

As Chairman of the Williams Board of Directors, I am pleased to extend to you the official notice of our 2019 Annual Meeting of Stockholders.

This year’s meeting will be held on May 9, 2019. You are invited to vote your shares and listen to a report from management on Williams’ operations. There will also be an opportunity to ask questions.

Stephen W. Bergstrom Chairman of the Board

The notice of the annual meeting and proxy statement accompanying this letter provides information about the matters to be considered and acted upon at the annual meeting. This year we have adopted the notice and access model to deliver our proxy materials to our stockholders.

If you cannot attend the annual meeting in person, it is still important that your shares be represented and voted at the annual meeting. You are urged to read the proxy statement and, whether or not you plan to attend the annual meeting, to promptly submit a proxy by telephone, Internet or, if you received a printed version of these proxy materials, by completing and signing a proxy card. Instructions on how to vote are explained in “Questions and Answers About the Annual Meeting and Voting” section.

I look forward to seeing you at this year’s meeting.

Sincerely,

Stephen W. Bergstrom

Chairman of the Board

The Williams Companies, Inc. – 2019 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice of the 2019 Annual Meeting of Stockholders

Date, Time, and Place

Thursday, May 9, 2019 at 2:00 p.m. CDT

Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma 74172

Record Date

Close of business on March 11, 2019. Stockholders of record at such time will be entitled to receive notice of and to vote at the annual meeting.

Agenda

•	Elect the 12 director nominees identified in this proxy statement;
•	Ratify the appointment of Ernst & Young LLP as our independent auditors for 2019;
•	Conduct an advisory vote to approve executive compensation; and
•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Voting

Even if you intend to be present at the annual meeting, please promptly vote by proxy in one of the following ways so that your shares of common stock may be represented and voted at the annual meeting:

•	Call the toll-free telephone number;
•	Vote via the Internet; or
•	If you received a printed version of these proxy materials, mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope.

For instructions on voting, please see “Questions and Answers About the Annual Meeting and Voting” section of this proxy statement, refer to the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a printed version of these proxy materials by mail, on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 9, 2019: This proxy statement and our 2018 Annual Report, which includes a copy of our annual report on Form 10-K, are available at www.edocumentview.com/wmb.

The Board unanimously recommends that you vote FOR the election of each of the Board’s director nominees, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2019, and FOR the advisory approval of the Company’s executive compensation.

Please refer to the proxy statement for the 2019 annual meeting for more information, including a detailed explanation of the matters being submitted to a vote of the stockholders.

By Order of the Board of Directors,

Joshua H. De Rienzis

Corporate Secretary

March 28, 2019

The Williams Companies, Inc. – 2019 Proxy Statement

Proxy Statement

We are providing this proxy statement as part of a solicitation by the Board of Directors (the “Board”) for use at our 2019 annual meeting of stockholders and at any adjournment or postponement thereof. We will hold the meeting in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma 74172 on Thursday, May 9, 2019, at 2:00 p.m., Central Daylight Time. We expect to mail to stockholders or otherwise make available this proxy statement and accompanying proxy card beginning on March 28, 2019.

Unless the context otherwise requires, all references in this proxy statement to “Williams,” the “Company,” “we,” “us,” and “our” refer to The Williams Companies, Inc. and its consolidated subsidiaries.

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Q&A ABOUT THE ANNUAL MEETING & VOTING

Questions and Answers About the Annual Meeting and Voting

Why am I receiving these materials?

These materials are being made available to you because, at the close of business on March 11, 2019 (the “Record Date”), you owned shares of Williams common stock. Accordingly, our Board has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board’s solicitation of proxies for use at our annual meeting of stockholders. All stockholders of record on the Record Date are entitled to attend the annual meeting and are requested to vote, either via proxy or in person, on the items of business described in this proxy statement. Each stockholder will have one vote on each matter for every share of common stock owned on the Record Date. On the Record Date, we had 1,211,736,284 shares of common stock outstanding. (The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting. Our Series B Preferred Stock does not have voting rights.)

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet through the notice and access process. Accordingly, commencing on or about March 28, 2019, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders. These stockholders have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and cost of the annual meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the annual meeting on the Internet;
•	vote your shares after you have viewed our proxy materials; and
•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.edocumentview.com/wmb.

If you received printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

What information is contained in this proxy statement?

This proxy statement includes information about the director nominees and other matters to be voted on at the annual meeting. It also explains the voting process and requirements; describes the compensation of the principal executive officer, the principal financial officer and the three other most highly compensated current officers, (collectively referred to as our “Named Executive Officers” or “NEOs”); describes the compensation of our directors; and provides certain other information required under SEC rules.

On what matters am I voting?

You can vote on the following matters:

•	election of our 12 directors;
•	ratification of the appointment of Ernst & Young LLP as our independent auditors for 2019;
•	an advisory vote to approve executive compensation; and
•	any other business properly coming before the annual meeting or any adjournment or postponement thereof.

You may vote FOR or AGAINST each individual nominee or indicate that you wish to ABSTAIN from voting on one or more nominees. For the advisory vote on executive compensation and for the ratification of Ernst & Young LLP as independent auditors, you may

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Q&A ABOUT THE ANNUAL MEETING & VOTING

vote FOR or AGAINST the respective matter or you may indicate that you wish to ABSTAIN from voting on the matter.

We are not aware of any matter to be presented at the annual meeting that is not included in this proxy statement. However, your proxy authorizes the persons named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the annual meeting. All votes are confidential unless disclosure is legally necessary.

How does the Board recommend that I vote on each of the matters?

The Board unanimously recommends that you vote FOR each of the Board’s director nominees; FOR the ratification of Ernst & Young LLP as our independent auditors for 2019; and FOR the approval, on an advisory basis, of the Company’s executive compensation.

What is the difference between a stockholder of record and a beneficial owner holding stock in street name?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are a stockholder of record, and the Notice or printed copies of the proxy materials were sent to you directly by Computershare.

If you hold your shares with a broker, in an account at a bank or otherwise through another nominee, then you are a beneficial owner of shares held in “street name” and the stockholder of record of your shares is your broker, bank or other nominee. In that case, the Notice or printed copies of the proxy materials were forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee to vote your shares. Your broker, bank or other nominee should have provided you with instructions for directing the broker, bank or other nominee how to vote your shares. The company urges you to instruct your broker, bank or other nominee on how to vote your shares. Please understand that, if you are a beneficial owner, the Company does not know that you are a stockholder or how many shares you own.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote by proxy via the Internet, by telephone, or by mail. You may also vote in person at the annual meeting.

•	Via the Internet

You may vote via the Internet by going to the following site: WWW.ENVISIONREPORTS.COM/WMB.

If you received a Notice, please follow the instructions found in the Notice. If you received printed copies of the proxy materials by mail, please follow the instructions on your proxy card.

•	By telephone

Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. Follow the instructions provided by the recorded message. The telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, seven days a week, and will close at 1:00 a.m., Central Daylight Time, on May 9, 2019.

•	By mail

If you received printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you vote by telephone or the Internet, please DO NOT mail back the proxy card.

•	In person at the annual meeting

You may come to the annual meeting and cast your vote there, either by proxy or by ballot.

How do I vote if I own shares in street name?

As an owner of shares in street name, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the instructions sent to you by your broker, bank, or other nominee. You will receive proxy materials and voting instructions for each account you have with a broker, bank, or other nominee. If you wish to change the directions you have provided your broker, bank, or other nominee, you should follow the instructions sent to you by your broker, bank, or other nominee.

As an owner of shares in street name, you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares.

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Q&A ABOUT THE ANNUAL MEETING & VOTING

How do I vote if I participate in the Williams Investment Plus Plan?

If you hold shares in The Williams Investment Plus Plan, Computershare sent you the Company’s proxy materials directly. You may direct the trustee of the plan how to vote your plan shares by calling the toll-free number shown on the proxy card, voting on the Internet on the website shown on the proxy card, or completing and returning the enclosed proxy card in the postage-paid envelope. Please note, in order to permit the trustee to tally and vote all shares of Williams common stock held in The Williams Investment Plus Plan, your instructions, whether by Internet, by telephone, or by proxy card, must be completed prior to 1:00 a.m. Central Daylight Time on May 6, 2019. You may not change your vote related to such plan shares after this deadline.

If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the plan and the trust agreement.

Will my shares held in street name be voted if I do not tell my broker, bank, or other nominee how I want them voted?

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner, your broker, bank, or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify Ernst & Young LLP as our independent auditors is considered a routine matter. However, the election of directors and the advisory vote to approve executive compensation are not considered routine matters. Accordingly, your broker, bank, or other nominee will not be permitted to vote your shares on such matters unless you provide proper voting instructions.

What shares are included on my proxy card?

If you received printed copies of the proxy materials by mail, you will receive one proxy card for all the shares of common stock you hold as a stockholder of record and in The Williams Investment Plus Plan.

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank, or other nominee.

What if I return my proxy card but do not specify how I want to vote?

If you are a stockholder of record and sign and return the proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of each of the Board’s director nominees;
•	FOR the approval ratifying the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019; and
•	FOR the approval, on an advisory basis, of the Company’s executive compensation.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, executing and returning a later dated proxy card, or attending the annual meeting and voting in person. If you are a stockholder of record, you can revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

What documentation do I need to be admitted to the annual meeting?

You will need government issued identification (such as a driver’s license or passport) along with either your Notice, proxy card, or proof of share ownership (such as a broker statement).

How may I obtain directions to attend the annual meeting?

If you need assistance with directions to attend the annual meeting, call us at 1-800-600-3782 or write us at The Williams Companies, Inc., One Williams Center, MD 50, Tulsa, Oklahoma 74172, Attn: Investor Relations.

What can I bring into the annual meeting?

For security reasons, mobile phones, recording devices, briefcases, backpacks, and other large bags are not permitted in the theater. All such items can be checked with security upon arrival at the theater. Rules of conduct will be provided to you at the annual meeting.

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Q&A ABOUT THE ANNUAL MEETING & VOTING

What if I have a disability?

We can provide reasonable assistance to help you participate in the annual meeting if you tell us about your disability and your plans to attend. Please call or write us at least two weeks before the annual meeting at the telephone number or address listed in the answer to the question captioned “How may I obtain directions to attend the annual meeting?”.

What is the quorum requirement for the annual meeting?

There must be a quorum to take action at the annual meeting (other than adjournment or postponement of the meeting). A quorum will exist at the meeting if stockholders holding a majority of the shares entitled to vote at the annual meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the annual meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum. Uninstructed broker votes, also called “broker non-votes,” are also counted as “present” for determining a quorum so long as there is at least one matter that a broker may vote on without specific instructions from a beneficial owner. See “Will my shares held in street name be voted if I do not tell my broker, bank, or other nominee how I want them voted?”.

What is the voting requirement to approve each of the matters?

Proposals 1-3 may be approved by a majority of the votes cast. Other matters that may properly come before the annual meeting may require more than a majority vote under our By-laws, our Restated Certificate of Incorporation, the laws of Delaware, or other applicable laws.

How will the votes be counted?

Abstentions from voting on the election of a director nominee, the ratification of the appointment of independent auditors, and the advisory vote to approve executive compensation will not be considered a vote cast with respect to those matters and therefore will have no effect on the outcome of such matters.

Broker non-votes (i.e., shares held by brokers or nominees that cannot be voted because the beneficial owner did not provide specific voting instructions) will not be treated as a vote cast for any matter.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

Where can I find the voting results of the annual meeting?

We will announce the voting results at the annual meeting. We also will disclose the voting results in a current report on Form 8-K within four business days after the annual meeting.

May I propose actions for consideration at the 2020 annual meeting of stockholders?

Yes. For your proposal to be considered for inclusion in our proxy statement for the 2020 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SEC’s rule on stockholder proposals, we must receive your proposal no later than November 29, 2019. Your proposal, including the manner in which you submit it, must comply with Rule 14a-8.

If you wish to bring business (including a director nomination) before our 2020 annual meeting of stockholders other than through a stockholder proposal pursuant to the SEC’s Rule 14a-8, we must receive a written notice of the proposal no earlier than the close of business on January 10, 2020 and no later than the close of business on February 9, 2020. Your submission must meet the requirements set forth in our By-Laws.

All notices of proposals or director nominations should be addressed to our Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

Who is paying for this proxy solicitation?

The cost of soliciting proxies on behalf of the Board and the cost of preparing, printing, and distributing this proxy statement will be borne by the Company. Solicitations of proxies are being made through the mail and may also be made in person, by telephone, or by other electronic means by directors, director nominees, and employees of the Company. The Company will also request brokers, banks, and other nominees to forward soliciting materials to the beneficial owners of shares of the Company held of record by such persons and will reimburse them for their reasonable forwarding expenses. In addition, the

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Q&A ABOUT THE ANNUAL MEETING & VOTING

Company has retained OKAPI Partners LLC (“OKAPI”), to assist with the solicitation of proxies. We anticipate that we will pay OKAPI a fee in an amount equal to approximately $15,000 plus reasonable expenses for these services.

Are you “householding” for stockholders of record sharing the same address?

Yes. The SEC’s rules permit us to deliver a single copy of this proxy statement, our 2018 Annual Report and the Notice, as applicable, to an address shared by two or more stockholders. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. We will deliver only one proxy statement, our 2018 Annual Report and the Notice, as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder who receives a printed version of these proxy materials an individual proxy card.

If you would like to receive more than one copy of this proxy statement, our 2018 Annual Report, and the Notice, as applicable, we will promptly send you additional copies upon request directed to our transfer agent, Computershare. You can call Computershare toll free at 1-800-884-4225 or write to Computershare Investor Services at P.O. Box 505000, Louisville, Kentucky 40233. You can use the same phone number or mailing address to notify us that you wish to receive a separate proxy statement, our annual report, and the Notice, as applicable, in the future, or to request delivery of a single copy of any materials if you are receiving multiple copies now.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance and Board Matters

Corporate Governance

General

Our Board believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of investors, employees, customers, business partners, regulatory agencies, and other stakeholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide a framework for the governance of Williams as a whole and also address the operation, structure, and practice of the Board and its committees. The Corporate Governance Guidelines can be found in the Corporate Governance section of our website. The Nominating and Governance Committee reviews these guidelines at least annually and recommends changes to the Board as necessary.

Strategic Planning

During the year, the Board meets with management to discuss and approve strategic plans, financial goals, capital spending, and other factors critical to successful performance. The Board also reviews the Company’s long-term strategic planning at least once annually and monitors the implementation of such strategic plan throughout the year. During Board meetings, directors review key issues and financial performance. In 2018, the Board met privately with the CEO and met in executive session at each regular Board meeting and additionally as required. Further, the CEO communicates regularly with the Board regarding the implementation of the Company’s strategic and financial plans.

Board/Committee/Director Evaluations

The Board and each of its committee’s charters provide for annual evaluations and self-assessments. The process for conducting such evaluations is reviewed annually by the Nominating and Governance Committee and is based on general trends and feedback on the prior year’s evaluations. In addition, the Corporate Governance Guidelines and the Nominating and Governance Committee charter provide that individual directors shall be evaluated as necessary.

Chief Executive Officer Evaluation and Management Succession

The Board and the CEO annually discuss and collaborate to set the CEO’s performance goals and objectives. The Board meets annually in executive session to assess the CEO’s performance. The Board, in conjunction with the Compensation and Management Development Committee, maintains a process for planning orderly succession for the CEO and other executive officer positions and oversees executive officer development.

Board Leadership Structure

Pursuant to our By-laws and Corporate Governance Guidelines, the positions of Chairman of the Board and CEO may be held by the same or different persons. The Board believes that having an independent Chairman of the Board is the most appropriate leadership structure for the Board at this time. However, it has the flexibility to revise this structure in the future based upon the Board’s periodic assessment and review of the Company’s needs and leadership. In this regard, Alan S. Armstrong currently serves as President and CEO of Williams and Stephen W. Bergstrom serves as Chairman of the Board. The Board believes that having an independent Chairman aids in the Board’s oversight of management and promotes communications among the Board, the CEO, and other senior management. In addition, having a separate Chairman of the Board and CEO allows Mr. Armstrong to focus on his responsibilities in managing the Company.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The responsibilities of the Chairman of the Board include: (1) presiding over meetings of the Board and executive sessions of the independent directors; (2) overseeing the planning of the annual Board calendar and, in consultation with the CEO, scheduling and setting the agendas for meetings of the Board and its committees; (3) overseeing the appropriate flow of information to the Board; (4) acting as liaison between the independent directors and management; (5) assisting the Chairs of the various Board committees in preparing agendas for committee meetings; (6) chairing the Company’s annual meeting of stockholders; and (7) performing other functions and responsibilities referred to in the Corporate Governance Guidelines or requested by the Board from time to time.

Board Oversight of Williams’ Risk Management Processes

The Board has oversight responsibility with regard to assessment of the major risks inherent in our business and reviews management’s efforts to address and mitigate such risks. These risks include strategic, regulatory, compliance, operational, financial, reputational, and cybersecurity risks, among others. The Board reviews risk in the context of discussions, question and answer sessions and management team reports at each regular Board meeting. The Board also evaluates the risks inherent in significant transactions. While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist it in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities relating to risks involving financial reporting and related internal controls. As part of this process, the Audit Committee meets periodically with management to review, discuss, and provide oversight with respect to our processes and controls to assess, monitor, manage, and mitigate potential significant risk exposures relating to the integrity of the Company’s financial statements and related compliance with legal and regulatory requirements. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors. The Compensation and Management Development Committee likewise assists the Board in fulfilling its risk oversight responsibilities with respect to the management of risks associated with compensation program design by reviewing whether there are risks that are reasonably likely to have a material adverse effect on us, as well as risks relating to management development and retention. The Nominating and Governance Committee assists the Board with oversight of risk management relating to corporate governance, Board organization, and membership. The Environmental, Health and Safety Committee assists the Board with oversight of risk management relating to environmental, health, and safety matters, including oversight of management’s safety-related policies and procedures. The Board receives reports on all significant committee activities at each regular Board meeting. Certain risks, such as cybersecurity, are deemed to be of such importance to the enterprise that oversight is addressed by the full Board. In addition, risk management is incorporated in the Company’s strategic planning process, which is periodically reviewed by the Board. The Board has determined it is important to have directors with strategy development and risk management experience, and many of our directors have such experience.

Management plays an important role in implementing the processes and procedures designed to mitigate risk and assisting the Board in the exercise of its oversight function. For example, we have a Chief Compliance Officer who oversees our corporate ethics and compliance program (including Federal Energy Regulatory Commission compliance), our Code of Business Conduct training, and compliance with Company policies, standards, and procedures. Our Chief Compliance Officer and the General Counsel report on an as needed basis to the Audit Committee regarding Code of Business Conduct matters and calls to our ethics hotline related to accounting and auditing concerns, and throughout the year to the Nominating and Governance Committee regarding all other Code of Business Conduct concerns and calls to our ethics hotline. At least annually, our Chief Compliance Officer and General Counsel meet with the Nominating and Governance Committee to review the effectiveness of the Company’s corporate ethics and compliance program. Management also periodically engages in a review of the critical risks to the Company and establishes and implements policies and procedures to address and mitigate such risks. For instance, we have a Chief Information Officer who assesses our information security and oversees our enterprise-wide cybersecurity risk management program. Such program includes, among other elements, mandatory cybersecurity training for our employees and third parties who may have access to our systems, the maintaining of industrial control systems which meet or exceed industry cybersecurity standards, the ongoing

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CORPORATE GOVERNANCE AND BOARD MATTERS

evaluation of the threat landscape and, as needed, the engagement of independent, third party experts. The Chief Information Officer also annually meets with the Board to present a cybersecurity update, including an analysis of our cybersecurity program’s strengths, weaknesses, opportunities, and cyber threats to the Company.

Executive Sessions of Non-Employee Directors

Non-employee directors meet without management present at each regularly scheduled Board meeting. Additional meetings may be called by the Chairman in his discretion or at the request of the Board.

Director Independence

Our Corporate Governance Guidelines require that all members of the Board, except our Chief Executive Officer, be “independent” directors as defined by the rules of the NYSE. Our Corporate Governance Guidelines also require that the Board annually make a determination regarding the independence of each of our directors. In evaluating independence, the NYSE’s rules require that the Board affirmatively determine that a director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Certain relationship and transactional standards, including specified dollar and percentage threshold amounts, are also set forth in the NYSE’s independence rules which, if exceeded, would disqualify a director from being independent. Prior to making a recommendation to the Board, our Nominating and Governance Committee considers relationships, which, while not constituting related party transactions in which a director had a direct or indirect material interest, nonetheless involved transactions between the Company and a company with which a director is affiliated, whether through employment status or by virtue of serving as a director. Included in the Committee’s review were the following transactions, which occurred in the ordinary course of business. All matters described below fall below the relevant thresholds for independence as set forth in the NYSE’s rules:

Director	Matters Considered
Stephen W. Bergstrom	Ordinary course business transactions with American Midstream Partners L.P.
Nancy K. Buese	Ordinary course business transactions with Newmont Mining Corporation
Stephen I. Chazen	Ordinary course business transactions with Ecolab USA, Inc.
Charles I. Cogut	Ordinary course business transactions with Air Products & Chemicals, Inc.
Kathleen B. Cooper	Ordinary course business transactions with Deutsche Bank Trust Corporation
Vicki L. Fuller	Ordinary course business transactions with Fidelity Investments, Inc.
Peter A. Ragauss	Ordinary course business transactions with Apache Corp.
William H. Spence	Ordinary course business transactions with PPL Corporation

Based on the evaluations performed and recommendations made by the Nominating and Governance Committee, in February 2019, the Board affirmatively determined that each of Mr. Bergstrom, Ms. Buese, Mr. Chazen, Mr. Cogut, Dr. Cooper, Mr. Creel, Ms. Fuller, Mr. Ragauss, Mr. Sheffield, Mr. Smith, and Mr. Spence are independent as defined by the NYSE’s rules. Ms. Janice D. Stoney, a former director who retired upon the 2018 Annual Meeting of Stockholders, was previously determined by the Board to be independent during her tenure of 2018 service. Mr. Armstrong, the current President and Chief Executive Officer and a director, is not independent, because of his role as an executive officer of the Company.

In addition to the NYSE’s independence requirements generally applicable to directors, all members of our Audit Committee and Compensation and Management Development Committee must meet heightened independence standards imposed by the NYSE and the SEC. Based on evaluations performed and recommendations made by the Nominating and Governance Committee, in February 2019, the Board determined that all members of our Audit Committee and Compensation and Management Development Committee satisfy the heightened independence requirements imposed by the NYSE and the SEC applicable to members of such committees.

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Transactions with Related Persons

The Board has adopted written policies and procedures with respect to related person transactions. Any proposed related person transaction involving a member of the Board must be reviewed and approved by the full Board. The Nominating and Governance Committee reviews proposed transactions with any other related persons, promoters, and certain control persons that are required to be disclosed in our filings with the SEC. If it is impractical to convene a Nominating and Governance Committee meeting before a related person transaction occurs, the Chair of the committee may review the transaction alone.

No director may participate in any review, consideration, or approval of any related person transaction with respect to which such director or any of his or her immediate family members is the related person. The Nominating and Governance Committee or its chair, or the Board, as the case may be, in good faith, may approve only those related person transactions that are in, or not inconsistent with, Williams’ best interests and the best interests of our stockholders. In conducting a review of whether a transaction is in, or is not inconsistent with the best interest of Williams and its stockholders, the Nominating and Governance Committee or its chair, or the Board, as the case may be, will consider the benefits of the transaction to the Company, the availability of other sources for comparable products or services, the terms of the transaction, the terms available to unrelated third parties and to employees generally, and the nature of the relationship between the Company and the related party, among other things. There were no transactions that required review or approval by the Nominating and Governance Committee or the full Board in 2018.

Outside Board Service

Our Corporate Governance Guidelines limit the service of our Board members on publicly held companies and investment company boards to no more than four (including our Board), provided that our CEO is limited to service on one non-affiliated public company board.

Majority Vote Standard

Our Board has adopted a majority vote standard for the election of directors in uncontested elections. Each of our directors has executed an irrevocable resignation that will become effective if he or she fails to receive a majority of the votes cast in an uncontested election and the Board accepts such resignation. If a director fails to receive the required votes for election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the resignation. The Nominating and Governance Committee will then submit its recommendation for consideration by the Board. The Board will act on the recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. The Board expects the director whose tendered resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s tendered resignation. If the Board accepts a director’s resignation, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.

Director Attendance at Annual Meeting of Stockholders

We have a policy that all Board members are expected to attend our annual meeting of stockholders. All Board members attended the 2018 annual meeting of stockholders.

Stockholder Engagement

Williams is committed to ongoing, constructive and meaningful engagement with our stockholders. During 2018, members of our executive management team attended nine investor conferences, engaged in six non-deal roadshows where they met with existing and potential stockholders, and hosted our annual analyst day. Presentations from these meetings and conferences are usually posted on the Investor page of our website. Our Board also periodically meets with representatives of our large investors at our Board meetings who present their

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perspectives on the Company and the industry. Investors occasionally travel to our headquarters and meet with our management. We also regularly engage with investors who request information about our environmental, social and governance (“ESG”) programs. These various engagements allow us to receive in-person feedback concerning our operational, financial and strategic results, as well as ESG factors deemed important to stockholders. In addition, we host a quarterly earnings call during which our executive management team responds to analyst questions regarding both historical results and forward-looking information. Transcripts of our quarterly earnings calls, including the question and answer sessions, are posted to our website. In addition to the required reports which we file with the SEC, we make publicly available on our website earnings analyst packages, investor presentations and other reports with supplementary financial and operational information, as well as ESG-related information. In addition to having a dedicated Investor Relations group which receives and responds to stockholder telephone calls and other communications, we also provide a means for stockholders to communicate directly with our Board, as provided under “Communications with Directors” below.

Communications with Directors

Any stockholder or other interested party may communicate with our directors, individually or as a group, by contacting our Corporate Secretary or the Chairman of the Board. The contact information is maintained through the Investors page of our website at www.williams.com.

The current contact information is as follows:

The Williams Companies, Inc.	The Williams Companies, Inc.
One Williams Center, MD 49	One Williams Center, MD 47
Tulsa, Oklahoma 74172	Tulsa, Oklahoma 74172
Attn: Chairman of the Board	Attn: Corporate Secretary

Communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to the Company.

Code of Ethics

We have adopted a code of ethics specific to the CEO, Chief Financial Officer, and Chief Accounting Officer, which was filed with the SEC as Exhibit 14 to our annual report on Form 10-K for the year ended December 31, 2003. In addition, we have adopted a code of business conduct that is applicable to all employees and directors.

How to Obtain Copies of our Governance-Related Documents

The following documents are available through the Investors page of our website at www.williams.com:

•	Corporate Governance Guidelines;

•	Code of Ethics for Senior Officers;

•	Williams Code of Business Conduct; and

•	Charters for the Audit Committee, the Compensation and Management Development Committee, the Nominating and Governance Committee, and the Environmental, Health and Safety Committee.

If you want to receive these documents in print, please send a written request to our Corporate Secretary at The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172.

Environmental, Social and Governance (“ESG”) Matters

In 2018 the Company took significant steps to enhance its ESG policies and practices. Oversight for the Company’s ESG efforts resides with the Board and its various committees. In particular, the Nominating and Governance Committee has responsibility for ensuring that the Board, its respective committees, and management are devoting adequate attention to ESG matters. It accomplishes this task through placing directors on committees

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where their experience can be most effectively utilized, by reviewing and developing committee charters, through Board and committee evaluations, and by receiving periodic management reports on ESG topics. In turn, the various Board committees have oversight for the Company’s ESG program based upon their respective areas of expertise and responsibility. These responsibilities are described in detail below and elsewhere in this proxy statement, but examples include the following. The Environmental, Health and Safety Committee has oversight for environmental and safety matters, and ensuring the proper focus and resources are being devoted by management to these areas. The Compensation and Management Development Committee addresses social issues such as management diversity and ensuring the Company has a pay for performance culture. The Nominating and Governance Committee has direct responsibility for governance matters, such as director selection, in addition to its broader ESG oversight responsibility.

The Company’s ESG philosophy is to focus its efforts on areas that are significant to the long-term sustainability of its business. We believe this focus will best serve all stakeholders, including stockholders, employees, and the communities where we do business. In furtherance of this philosophy, in 2018, the Company enhanced several aspects of its ESG programs and expects to further enhance its disclosures in 2019. For example, in 2018 the Company significantly increased the disclosures on its Corporate Social Responsibility website, https://csr.williams.com/, to provide additional metrics and statistics on various environmental and social matters. In addition, during 2018 we engaged an outside vendor to assist us with an enterprise-wide materiality assessment to determine which ESG topics have the most impact to the Company. The Company will focus on the areas deemed material as those should be of the most interest to stockholders.    We also added two new highly qualified directors, bringing additional perspectives to the Board. In early 2019, we continued to enhance our ESG programs by forming internal steering and execution teams to focus on sustainability reporting regarding such ESG topics. Those teams are charged with developing an ongoing reporting process which will enhance our transparency to stakeholders by culminating in a publicly-available sustainability report, which the Company expects to issue later this year. As discussed below and elsewhere in this proxy statement, we already have many standards, structures and initiatives that address ESG matters. Accordingly, we view the preparation of a sustainability report concerning our ESG efforts to be an evolution of the initiatives we have already undertaken and an opportunity to identify areas for further focus. The following describes certain facets of our ESG program:

Environmental, Health & Safety

•

Our Board level Environmental, Health and Safety (“EH&S”) Committee is charged with oversight of EH&S matters and is committed to keeping Williams operating safely, reliably and in a way that avoids, minimizes and helps mitigate environmental impact.

•

Our EH&S Policy requires not only that we meet or exceed applicable EH&S laws and regulations, but also facilitates a full and open discussion to address responsible standards and practices where laws and regulations do not exist.

•	We have developed the Williams Integrated Management System which defines how we manage and reduce physical risk to our assets, the environment, and people.

•

We have a Pipeline Integrity Management Plan that identifies additional safety procedures that we implement on liquid and gas transmission pipelines where a pipeline spill might have significant adverse impacts.

•	While designing, constructing, and operating our pipeline system, we demonstrate our commitment to protecting environmentally and culturally sensitive areas by:

•	conducting environmental assessments and archaeological surveys;

•	using environmentally sensitive construction techniques;

•	siting pipelines along existing rights of way, roadways, or utility corridors if feasible;

•	maintaining an open dialogue with neighboring communities; and

•	conducting our operations in a manner that protects human health and the environment.

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Social

•

We position ourselves as an employer of choice by offering industry competitive compensation including a comprehensive benefits package to provide for the health and welfare and retirement needs of our employees.

•	We have policies and standards demonstrating respect for the dignity of the individual:

•	Our Code of Business Conduct provides a comprehensive resource governing ethical concerns, employee privacy and workplace matters, legal compliance, and other matters.

•	Our Equal Employment Opportunity Policy commits us to fairly treating all employees and candidates, without regard to characteristics having no bearing on job performance.

•	Our Prohibition of Workplace Discrimination and Harassment Policy addresses many forms of unwanted attention including sexual harassment.

•

Our Human Rights Policy Statement commits us to respect principles aimed at promoting, protecting, and supporting all internationally recognized human rights and to avoid complicity in human rights abuses.

•

We capture critical metrics regarding workplace/human capital management, as well as other metrics and investments, in the Performance Data Table available on the Corporate Social Responsibility tab of our website.

•

Our Community Relations Team implements our community giving strategy including our matching gifts program, which matches employee, board member, and retiree contributions to eligible non-profit organizations, and the homegrown giving grants program, in which grants are made to any eligible non-profit organization in communities where Williams employees are involved.

Governance

We fervently believe in good corporate governance. Please see our disclosures in “Corporate Governance and Board Matters – Corporate Governance” above.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Structure and Meetings

Board Meetings

Board members actively participate in Board and committee meetings. Generally, materials are distributed one week in advance of each regular Board meeting so that members can be prepared for the discussion.

The full Board met ten times in 2018. Each director attended at least 75 percent of the aggregate of the Board and applicable committee meetings held in 2018.

Board Committees

The Board has four standing committees: Audit, Compensation and Management Development, Nominating and Governance, and Environmental, Health and Safety. Each standing committee has a charter adopted by the Board. The committees report to the full Board at each regular Board meeting. The Board elects each committee’s members and chair annually. Each committee has authority to retain, approve fees for, and terminate advisors as it deems necessary to assist in the fulfillment of its responsibilities. The chart below shows the current composition of the committees and the number of committee meetings held in 2018.

Director	Audit	Compensation & Management Development	Nominating & Governance	Environmental, Health & Safety

Alan S. Armstrong

Stephen W. Bergstrom (Chairman of the Board)

Nancy K. Buese

Stephen I. Chazen

Charles I. Cogut

Kathleen B. Cooper

Michael A. Creel

Vicki L. Fuller

Peter A. Ragauss

Scott D. Sheffield

Murray D. Smith

William H. Spence

Number of meetings in 2018	8	4	4	4

    Committee Chair

      Committee Member

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Responsibilities
The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee:

•  appoints, evaluates, and approves the compensation of our independent registered public accounting firm;

•  assists the Board in fulfilling its responsibilities for generally overseeing Williams’ financial reporting processes and the audit of Williams’ financial statements, including the integrity of Williams’ financial statements, Williams’ compliance with legal and regulatory requirements, and risk assessment and risk management;

•  reviews the qualifications and independence of the independent registered public accounting firm;

•  reviews the performance of Williams’ internal audit function and the independent registered public accounting firm;

•  reviews Williams’ earnings releases;

•  oversees investigations into complaints concerning financial matters;

•  reviews with the General Counsel, and/or the Chief Compliance Officer as needed, any actual and alleged violations of the Company’s Code of Business Conduct;

•  reviews annually its charter and performance; and

•  prepares the Audit Committee report for inclusion in the annual proxy statement.

Independence Requirements

The Board has determined that Stephen I. Chazen, Charles I. Cogut, Michael A. Creel, Vicki L. Fuller, Peter A. Ragauss, and William H. Spence, comprising all current members of the Audit Committee, meet the heightened independence requirements under the NYSE’s rules for persons serving on audit committees.

Financial Literacy, Experts

•  the Board has determined that all the members of the Audit Committee are “financially literate” as defined by the NYSE rules.

•  in addition, the Board has determined that all members of the Audit Committee, except for Charles I. Cogut, qualify as audit committee financial experts as defined by the SEC.

•  no member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve. As of this date, no member of the Audit Committee is serving on more than three public company audit committees.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Responsibilities The Environmental, Health and Safety Committee:

•  oversees, considers, and evaluates environmental, health and safety matters (“EHS Matters”) and engages directly with the Company’s management and its advisors, who will from time-to-time provide reports, analyses, and other information as may be requested by the committee;

•  provides oversight for the Company’s environmental, health and safety practices, including processes to ensure compliance with applicable legal and regulatory requirements and evaluation of ways to address EHS Matters as part of the Company’s business operations and strategy;

•  oversees management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment;

•  reviews, monitors, and reports to the Board on the performance and activities of the Company related to EHS Matters;

•  to the extent deemed advisable by the committee, engages independent advisors to serve the committee’s needs;

•  makes recommendations to the Board regarding actions to be taken with respect to EHS Matters; and

•  reviews annually its charter and performance.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Responsibilities
The Compensation and Management Development Committee:

•   approves executive compensation philosophy, policies, and programs that align the interests of our executive officers with those of our stockholders;

•   oversees the material risks associated with compensation structure, policies, and programs;

•   assesses the results of the advisory votes on executive compensation;

•   recommends to the Board equity-based compensation plans;

•   recommends to the Board cash-based incentive compensation plans for the NEOs and other executives;

•   sets corporate goals and objectives for compensation for the NEOs and other executives;

•   evaluates the NEOs’ and certain other executives’ performance in light of those goals and objectives;

•   approves the NEOs’ and certain other executives’ compensation, including salary, incentive compensation, equity-based compensation, and any other remuneration;

•   reviews annually succession plans relating to the CEO and other executive officer positions, including plans to develop diverse candidates for leadership roles;

•   approves, amends, modifies, or terminates, in its settlor (non-fiduciary) capacity, the terms of any benefit plan that does not require stockholder approval;

•   reviews and discusses with management and, based on the review and discussions, recommends to the Board the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement and annual report on Form 10-K;

•   reviews annually and recommends to the Board the appropriate compensation of non-employee directors;

•   develops, reviews, recommends for Board approval, and then monitors the directors’ and executive officers’ compliance with, Williams’ stock ownership policy;

•   reviews and recommends for Board approval the terms of Williams’ change-in-control program;

•   assesses any potential conflicts of interest raised by the compensation consultants retained by management or the Committee and assesses the independence of any Compensation and Management Development Committee advisor; and

•   reviews annually its charter and performance.

Independence Requirements

The Board has determined that all members of the Compensation and Management Development Committee meet the heightened independence requirements under the NYSE’s rules for persons serving on compensation committees.

Independent Executive Compensation Advisor

The Compensation and Management Development Committee has selected and retained Frederic W. Cook & Co., an independent executive compensation consulting firm, to provide competitive market data and advice related to the CEO’s compensation level and incentive design; review and evaluate management-developed market data and recommendations on compensation levels, incentive mix, and incentive design for NEOs and certain other executives (excluding the CEO); develop the selection criteria and recommend comparator companies for executive compensation and performance comparisons; provide information on executive compensation trends and their implications to Williams; and provide competitive market data and advice on non-employee director compensation.

The Compensation and Management Development Committee evaluates the independence of Frederic W. Cook & Co., including consideration of the factors specified in Rule 10C-1 under the Exchange Act and the NYSE’s rules to ensure that the advisors maintain objectivity and independence when rendering advice to the Committee. Frederic W. Cook & Co. does not provide any additional services to Williams. The compensation consultant reports to the Compensation and Management Development Committee and is independent of management. The Compensation and Management Development Committee has determined that the services Frederic W. Cook & Co. provides to the Committee do not create a conflict of interest.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Responsibilities
The Nominating and Governance Committee:

•  develops and recommends to the Board director qualifications;

•  identifies and recommends to the Board director candidates;

•  reviews candidates recommended or nominated by stockholders;

•  recommends to the Board the individual, or individuals, to be the Chairman of the Board and the CEO;

•  reviews the CEO’s recommendations for individuals to be officers;

•  monitors significant developments in the regulation and practice of corporate governance;

•  provides oversight and guidance with regard to environmental, social, and governance (ESG) matters;

•  reviews the size, structure, and composition of the Board and its committees and recommends to the Board any changes;

•  conducts a preliminary review of director independence and the financial literacy and expertise of the Audit Committee members;

•  recommends assignments to the Board committees;

•  oversees and assists the Board in the review of the Board’s performance and reviews its own performance;

•  reviews annually each standing committee’s charter, the Corporate Governance Guidelines, and the Williams Code of Business Conduct;

•  oversees and reviews risks relating to Williams’ ethics and compliance programs and annually reviews Williams’ policies and procedures regarding compliance with the Code of Business Conduct;

•  reviews annually the implementation and effectiveness of the Company’s ethics and compliance program with the General Counsel and/or the Chief Compliance Officer, as applicable;

•  reviews transactions between Williams and related parties;

•  reviews stockholder proposals and correspondence and recommends responses to such proposals or correspondence when necessary;

•  reviews our directors’ current service and requests to serve on boards of other companies; and

•  reviews the performance of individual directors as necessary.

Consideration of Nominees

The Nominating and Governance Committee is responsible for developing and recommending to the Board qualifications and criteria for assessing Board membership candidates and identifying Board membership candidates. The process for selecting a director nominee starts with a preliminary assessment of each candidate based upon his or her resume and other biographical and background information, and his/her willingness to serve. The Nominating and Governance Committee considers prior performance and contributions for any director nominee who currently or previously has served as a member of the Board. A candidate’s qualifications are then evaluated against the criteria set forth in “Proposal 1 — Election of Directors,” as well as the specific needs of Williams at the time. Qualified new candidates are interviewed by the Chairman of the Board and the Chair of the Nominating and Governance Committee. Candidates may then meet with other members of the Board and senior management. At the conclusion of this process, the Nominating and Governance Committee may recommend, and the Board act, to appoint the candidate to the Board and recommend him or her for election by our stockholders at the next annual meeting. The Nominating and Governance Committee may source candidates through outside search firms when necessary and uses the same process to evaluate all candidates regardless of the source of the nomination.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Stockholder Recommendation of Nominees

The Nominating and Governance Committee will consider written recommendations from stockholders for director nominations. If you wish to recommend a candidate for consideration of the Nominating and Governance Committee, please forward the candidate’s name and a detailed description of the candidate’s qualifications, a document indicating the candidate’s willingness to serve, and evidence that you own Williams’ stock to: The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172, Attn: Corporate Secretary. A stockholder wishing to nominate a director candidate for election at the annual meeting of stockholders must comply with the notice and other requirements described above under the question “May I propose actions for consideration at the 2020 annual meeting of stockholders?”.

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PROPOSAL 1

PROPOSAL 1        ELECTION OF DIRECTORS

The Board unanimously recommends a vote “FOR” the election of the directors named in Proposal 1.

Our restated certificate of incorporation provides that the Board must consist of between five and 17 members, with the actual number of directors at any time to be determined by the Board. Our Board is declassified; therefore, each director nominee is considered for a term expiring at the Company’s next annual meeting. Unless otherwise instructed, the individuals designated by the Board as proxies intend to vote to elect Messrs. Armstrong, Bergstrom, Chazen, Cogut, Creel, Ragauss, Sheffield, Smith, and Spence, Mesdames Buese and Fuller, and Dr. Cooper. Should any of these nominees become unable for any reason to stand for election as a director, the designated proxies will vote to elect another nominee recommended by the Nominating and Governance Committee. Alternatively, the Board may choose to reduce its size.

Director and Nominee Experience and Qualifications

At each of its regularly scheduled meetings, in satisfaction of our Corporate Governance Guidelines, the Nominating and Governance Committee evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. While the Nominating and Governance Committee does not have a formal diversity policy, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as geography, race, gender, ethnicity, and age, and annually assesses the diversity of the Board as part of the director selection and nomination process. This assessment enables the Board to update (if necessary) the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time. For Board membership, the Nominating and Governance Committee considers the appropriate balance of experience, skills, and characteristics that best suits the needs of the Company and our stockholders. The Committee develops long-term Board succession plans to ensure that the appropriate balance is maintained.

The minimum qualifications and attributes that the Nominating and Governance Committee believes a director nominee must possess include:

•	an understanding of business and financial affairs and the complexities of a business organization;

•	genuine interest in Williams and in representing all of its stockholders;

•	a willingness and ability to spend the time required to function effectively as a director;

•	an open-minded approach and the resolve to make independent decisions on matters presented for consideration;

•	a reputation for honesty and integrity beyond question;

•	independence as defined by the NYSE and qualifications otherwise required in accordance with applicable law or regulation;

•	strong intellectual capital, performance enhancing ideas, and strong networks that contribute to stockholder value;

•	ability to enhance decision-making process by bringing respected knowledge, understanding of rigorous analysis, and constructive engagement; and

•	demonstrated seasoned judgment for decisions involving broad and multi-faceted issues.

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PROPOSAL 1

In evaluating the director nominees and in reviewing the qualifications and experience of the directors continuing in office, the Nominating and Governance Committee considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board. Among other things, the Board has determined that it is important to have individuals on the Board with the following skills, experiences, and characteristics:

• Energy Industry	• Public Policy and Government

• Executive Leadership	• Strategy Development and Risk Management

• Financial and Accounting	• Operating

• Corporate Governance	• Environmental

• Securities and Capital Markets	• Diversity

• Engineering and Construction	• Information Technology (including cybersecurity)

• Legal

•	Marketplace Knowledge (knowledge of the marketplace and political and regulatory environments relevant to the energy sector in the locations where we operate currently or plan to in the future)

Set forth below and on the following pages is certain information related to the nominees, individually and in the aggregate.

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PROPOSAL 1

ALAN S. ARMSTRONG Director since 2011

Alan S. Armstrong, 56, has served as a director and President and Chief Executive Officer of the Company since 2011. During his tenure, Williams has expanded its reach, currently touching about 30 percent of all U.S. natural gas volumes, through gathering, processing, transportation, and storage services. In addition, Mr. Armstrong also served as Chairman of the Board and Chief Executive Officer of the general partner of Williams Partners L.P. (“WPZ”), the master limited partnership that, prior to its 2018 merger with Williams, owned most of Williams’ gas pipeline and domestic midstream assets. Prior to being named as Williams’ CEO, Mr. Armstrong led the Company’s North American midstream and olefins businesses as Senior Vice President – Midstream. Previously, Mr. Armstrong served as Vice President of Gathering and Processing from 1999 to 2002; Vice President of Commercial Development from 1998 to 1999; Vice President of Retail Energy Services from 1997 to 1998; and Director of Commercial Operations for the company’s midstream business in the Gulf Coast region from 1995 to 1997. He joined Williams in 1986 as an engineer. Mr. Armstrong serves on the Board of Directors of BOK Financial Corporation and the American Petroleum Institute, as a member of the National Petroleum Council, and as a former board member of Access Midstream Partners, GP, LLC. Mr. Armstrong also serves on the boards of several education-focused organizations including the University of Oklahoma College of Engineering and Junior Achievement, USA. Mr. Armstrong is also a member of the boards of The Williams Foundation and Philbrook Museum of Art, and is a trustee for The University of Oklahoma Foundation. Mr. Armstrong graduated from the University of Oklahoma in 1985 with a bachelor’s degree in civil engineering.

As Chief Executive Officer and President of Williams, former Chairman of the Board and Chief Executive Officer of the general partner of WPZ and due to his various senior leadership roles at Williams, Mr. Armstrong’s experience and attributes include: energy industry, executive leadership, engineering and construction, strategy development and risk management, operating, environmental, and marketplace knowledge.

BOARD QUALIFICATIONS Energy Industry Executive Leadership Engineering and Construction Strategy Development and Risk Management Operating Environmental Marketplace Knowledge

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PROPOSAL 1

STEPHEN W. BERGSTROM Director since 2016 Chairman of the Board Committees Compensation and Management Development Nominating and Governance

Stephen W. Bergstrom, 61, has served as a director of the Company since 2016. Mr. Bergstrom has more than 35 years of experience in the energy and utility sectors. He is a director on the Board of American Midstream Partners GP, LLC, a natural gas gathering, processing and transporting company, and from 2013 to 2015, he served as President and Chief Executive Officer and Executive Chairman of the board of directors of American Midstream Partners’ general partner. Mr. Bergstrom acted as an exclusive consultant to ArcLight Capital Partners, an energy-focused investment firm, from 2003 to 2015, assisting ArcLight in connection with its energy investments. From 1986 to 2002, Mr. Bergstrom served in several leadership roles for Natural Gas Clearinghouse, which became Dynegy Inc., a major electric utility company. Mr. Bergstrom acted in various capacities at Dynegy, ultimately serving as President and Chief Operating Officer. Mr. Bergstrom began his career with Transco Energy Company, Inc. in 1980. Mr. Bergstrom earned a Bachelor of Science in Industrial Administration from Iowa State University.

As former President and Chief Executive Officer of the American Midstream Partners general partner, former exclusive consultant to ArcLight Capital Partners and due to his various leadership roles for Natural Gas Clearinghouse, Mr. Bergstrom’s experience and attributes include: energy industry, executive leadership, engineering and construction, strategy development and risk management, operating, environmental, and marketplace knowledge.

BOARD QUALIFICATIONS Energy Industry Executive Leadership Engineering and Construction Strategy Development and Risk Management Operating Environmental Marketplace Knowledge

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PROPOSAL 1

NANCY K. BUESE Director since 2018 Committees Compensation and Management Development Environmental, Health and Safety

Nancy K. Buese, 49, has served as a director of the Company since 2018. Ms. Buese came to the Company with more than 25 years of experience in finance leadership roles. Ms. Buese currently serves as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation, one of the world’s largest gold producers with assets or operations on five continents. Before joining Newmont in 2016, Ms. Buese served as Executive Vice President and Chief Financial Officer of MPLX, a publicly traded energy company formed by Marathon Petroleum Corporation. Prior to MPLX’s acquisition of MarkWest Energy Partners in 2015, Ms. Buese served for eleven years as Executive Vice President and Chief Financial Officer of MarkWest Energy Partners. Prior to that, Ms. Buese worked in public accounting for twelve years, and is a former Partner with Ernst & Young. From 2009 through 2017, Ms. Buese served on the Board of Directors of UMB Financial Corporation. Ms. Buese earned her degree in Accounting and Business Administration from University of Kansas and is a Certified Public Accountant.

Bringing decades of accounting, financial, and executive experience to the Williams Board, and having held senior financial positions at Newmont Mining Corporation, MPLX and MarkWest Energy Partners. Ms. Buese’s experience and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, marketplace knowledge, diversity and information technology.

BOARD QUALIFICATIONS Energy Industry Executive Leadership Financial and Accounting Securities and Capital Markets Marketplace Knowledge Diversity Information Technology

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PROPOSAL 1

STEPHEN I. CHAZEN Director since 2016 Committees Audit Nominating and Governance

Stephen I. Chazen, 72, has served as a director of the Company since 2016. Currently, he is the President, Chief Executive Officer, and Chairman of Magnolia Oil & Gas Corporation, a publicly-traded exploration and production company. Mr. Chazen retired as Chief Executive Officer of Occidental Petroleum Corporation, an oil and gas exploration and production and chemical company, in April 2016, and served on Occidental’s Board of Directors from May 2010 through May 2017. During his tenure as Chief Executive Officer, Mr. Chazen recommended and implemented the company’s acquisition and divestiture strategy, which transformed Occidental into a major oil and gas company. He previously served as President of Occidental Petroleum from 2007 to 2015; Chief Operating Officer from 2010 to 2011; and Chief Financial Officer from 2007 to 2010. Prior to being named President and Chief Financial Officer, Mr. Chazen was Chief Financial Officer and Senior Executive Vice President from 2004 to 2007; Chief Financial Officer and Executive Vice President-Corporate Development from 1999 to 2004; and Executive Vice President-Corporate Development from 1994 to 1999. Before joining Occidental, Mr. Chazen was a Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. Mr. Chazen is also a director of Ecolab Inc. where his service will conclude in May 2019. Mr. Chazen is a former Chairman of the American Petroleum Institute. Mr. Chazen holds a Ph.D. in Geology from Michigan State University, a master’s degree in Finance from the University of Houston and a bachelor’s degree in Geology from Rutgers College.

Mr. Chazen brings to the Williams Board decades of executive leadership experience in the oil and gas industry, as well as significant mergers and acquisition and valuation expertise. Mr. Chazen’s experience and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, strategy development and risk management, operating, environmental, and marketplace knowledge.

BOARD QUALIFICATIONS Energy Industry Executive Leadership Financial and Accounting Securities and Capital Markets Strategy Development and Risk Management Operating Environmental Marketplace Knowledge

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PROPOSAL 1

CHARLES I. COGUT Director since 2016 Committees Audit Nominating and Governance

Charles I. Cogut, 72, has served as a director of the Company since 2016. Mr. Cogut is a retired partner at Simpson Thacher & Bartlett LLP (“STB”), where for many years he led the firm’s mergers and acquisitions and private equity practices, with a specialty in domestic, international and cross-border mergers and acquisitions, the representation of special committees of boards of directors, and buyouts and other corporate transactions. Mr. Cogut regularly advised boards of directors with respect to corporate governance matters and fiduciary responsibilities. Mr. Cogut joined STB in 1973; served as a partner from 1980 through 2012; and served as senior mergers and acquisitions counsel from 2013 through 2016. Mr. Cogut has been a member of the Board of Directors of Air Products and Chemicals, Inc. since 2015 and was a member of the Board of Directors of Patheon N.V. in 2017 prior to its sale. Mr. Cogut received his J.D. in 1973 from the University of Pennsylvania Law School after graduating summa cum laude from Lehigh University in 1969. He is a member of the Board of Overseers of the University of Pennsylvania Law School and Co-Chair of the Board of Advisors of the University’s Institute for Law and Economics. He also serves as a vice chairman of the Board of Trustees and is a member of the Executive Committee of Cold Spring Harbor Laboratory.

Mr. Cogut brings to the Williams Board decades of legal and corporate experience, as well as significant mergers and acquisition and valuation expertise. Mr. Cogut’s experience and attributes include: corporate governance, securities and capital markets, and legal.

BOARD QUALIFICATIONS Corporate Governance Securities and Capital Markets Legal

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PROPOSAL 1

KATHLEEN B. COOPER Director since 2006 Committees Compensation and Management Development Nominating and Governance (Chair)

Kathleen B. Cooper, 74, has served as a director of the Company since 2006. Currently President of Cooper Strategies International LLC, Dr. Cooper previously served as Under Secretary for Economic Affairs of the U.S. Department of Commerce from 2001 to 2005. Prior to this role, she spent ten years as Chief Economist of the Exxon Mobil Corporation, advising senior management on the global business environment and energy markets and playing a leadership role in the planning process. Dr. Cooper also serves as a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company of the Americas, subsidiaries of Deutsche Bank AG, and was a founding director of Texas Security Bank from 2008 to 2010. Earlier in her career, she was Executive Vice President and Chief Economist of Security Pacific National Bank and Chief Economist of the United Banks of Colorado. Currently a Senior Fellow of the Tower Center for Political Studies at Southern Methodist University, Dr. Cooper’s academic experience includes two years as Dean of the College of Business Administration at the University of North Texas. She holds a Ph.D. degree in economics from the University of Colorado. Dr. Cooper also has chaired the National Bureau of Economic Research in Cambridge, Massachusetts, among many professional and non-profit organizations for which she has served in leadership roles.

As former Under Secretary for Economic Affairs at the U. S. Department of Commerce, former executive of both a Fortune 500 energy company and banking organization, and former academic dean, Dr. Cooper’s experience and attributes include: energy industry, executive leadership, financial and accounting, corporate governance, public policy and government, and diversity.

BOARD QUALIFICATIONS Energy Industry Executive Leadership Financial and Accounting Corporate Governance Public Policy and Government Diversity

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PROPOSAL 1

MICHAEL A. CREEL Director since 2016 Committees Audit Environmental, Health and Safety

Michael A. Creel, 65, has served as a director of the Company since 2016. Mr. Creel is an executive with 39 years of energy experience, including 12 years on large public company boards. Mr. Creel previously served as a Director and Chief Executive Officer of Enterprise Products Partners L.P. from 2010 until his retirement in 2015. Earlier, he served in positions of increasing responsibility with the company since 1999. He was also group vice chairman at EPCO, Inc., and Executive Vice President and Chief Financial Officer at Duncan Energy Partners L.P., a company engaged in natural gas liquids transportation, fractionation, marketing and storage, and petrochemical product transportation, gathering and marketing. He was also President and Chief Executive Officer at the general partner of Enterprise GP Holdings L.P. and held a number of executive management positions with Shell affiliate Tejas Energy and NorAm Energy Corp. Mr. Creel is a graduate of McNeese State University in Lake Charles, Louisiana, where he earned a bachelor’s degree in accounting, and is a Certified Public Accountant.

Mr. Creel brings to the Williams Board decades of executive leadership experience in the energy industry, as well as significant financial expertise. Mr. Creel’s experience and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, strategy development and risk management, and marketplace knowledge.

BOARD QUALIFICATIONS Energy Industry Executive Leadership Financial and Accounting Securities and Capital Markets Strategy Development and Risk Management Marketplace Knowledge

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PROPOSAL 1

VICKI L. FULLER Director since 2018 Committees Audit Nominating and Governance

Vicki L. Fuller, 61, has served as a director of the Company since 2018. Ms. Fuller joined the Williams Board after retirement from the New York State Common Retirement Fund (“NYSCRF”) where she served as Chief Investment Officer beginning in August 2012. The fund is the third largest public pension fund in the nation and holds and invests the assets of the New York State and Local Retirement System on behalf of more than one million state and local government employees and retirees and their beneficiaries. Prior to joining NYSCRF, Ms. Fuller spent 27 years in leadership positions at AllianceBernstein Holding L.P., which has approximately $500 billion in assets under management. She joined the company in 1993 from the Equitable Capital Management Corporation, which was acquired by Alliance Capital Management LP (in 2000, the company became AllianceBernstein LP after the company acquired Sanford C. Bernstein). In 2018, Ms. Fuller was appointed to the Board of Trustees for Fidelity Equity and High Income Funds. Ms. Fuller, who was inducted into the National Association of Securities Professionals Wall Street Hall of Fame, was named to Chief Investment Officer Magazine’s “Power 100” and received the Urban Technology Center’s Corporate Leadership Award. She has also been named one of the most powerful African Americans on Wall Street by Black Enterprise.

Ms. Fuller brings significant executive leadership, investment and corporate experience to the Williams Board. Ms. Fuller’s experience and attributes include: executive leadership, public policy and government, securities and capital markets, financial and accounting, and diversity.

BOARD QUALIFICATIONS Executive Leadership Public Policy and Government Securities and Capital Markets Financial and Accounting Diversity

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PROPOSAL 1

PETER A. RAGAUSS Director since 2016 Committees Audit (Chair) Nominating and Governance

Peter A. Ragauss, 61, has served as a director of the Company since 2016. Mr. Ragauss retired from Baker Hughes, an oilfield services company, in November 2014, after serving eight years as Senior Vice President and Chief Financial Officer. He joined the Board of Directors of Apache Corporation in December 2014. From 2003 to 2006, prior to joining Baker Hughes, Mr. Ragauss was Controller, Refining and Marketing, for BP Plc. From 2000 to 2003, he was Chief Executive Officer for Air BP. From 1998 to 2000, he was assistant to group chief executive for BP Amoco. He was Vice President of Finance and Portfolio Management for Amoco Energy International when Amoco Corporation merged with BP in 1998. Earlier in his career, from 1996 to 1998, Mr. Ragauss served as Vice President of Finance for El Paso Energy International. He held positions of increasing responsibility at Tenneco Inc. from 1993 to 1996 and Kidder, Peabody & Co. Incorporated from 1987 to 1993. Mr. Ragauss holds a master’s degree from Harvard Business School and bachelor’s degree in Mechanical Engineering from Michigan State University.

Bringing a wealth of accounting, financial, and executive experience to the Williams Board, and having held senior positions including Chief Executive Officer, Chief Financial Officer, Controller, and Vice President of Finance, Mr. Ragauss’ experience and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, information technology, and marketplace knowledge.

BOARD QUALIFICATIONS Energy Industry Executive Leadership Financial and Accounting Securities and Capital Markets Information Technology Marketplace Knowledge

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PROPOSAL 1

SCOTT D. SHEFFIELD Director since 2016 Committees Compensation and Management Development (Chair) Environmental, Health and Safety

Scott D. Sheffield, 66, has served as a director of the Company since 2016. Since February 2019, Mr. Sheffield has served as Chief Executive Officer of Pioneer Natural Resources Company, a large domestic upstream oil and gas company. Mr. Sheffield also served as Chief Executive Officer of the company from August 1997 through December 2016. From August 1999 until February 2019, Mr. Sheffield served as Pioneer Natural Resources’ Chairman of the Board of Directors. He was President of the company from August 1997 to November 2004. Mr. Sheffield was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley Petroleum Company, a predecessor company of Pioneer Natural Resources Company, from January 1989 until August 1997. Mr. Sheffield joined Parker & Parsley as a petroleum engineer in 1979; was promoted to Vice President of Engineering in 1981; was elected President and a director in 1985; and became Parker & Parsley’s Chairman of the Board and Chief Executive Officer in 1989. Mr. Sheffield served as a director of Santos Limited, an Australian exploration and production company, from 2014 through 2017. He previously served as a director from 1996 to 2004 on the board of Evergreen Resources, Inc., an independent natural gas energy company. Mr. Sheffield is a distinguished graduate of The University of Texas with a Bachelor of Science degree in Petroleum Engineering.

With more than 40 years of experience in the energy industry, including his position as Chief Executive Officer and Chairman of the Board of Pioneer Natural Resources and his former service as a director of Santos Limited, Mr. Sheffield’s experience and attributes include: energy industry, executive leadership, engineering and construction, strategic development and risk management, operating, environmental, and marketplace knowledge.

BOARD QUALIFICATIONS Energy Industry Executive Leadership Engineering and Construction Strategy Development and Risk Management Operating Environmental Marketplace Knowledge

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PROPOSAL 1

MURRAY D. SMITH Director since 2012 Committees Compensation and Management Development Environmental, Health and Safety (Chair)

Murray D. Smith, 69, has served as a director of the Company since 2012. Mr. Smith is currently president of Murray D. Smith and Associates, an energy consulting firm. Previously, he held various positions in the Canadian government. As an elected member of the Legislative Assembly of Alberta, Canada, Mr. Smith served in four different Cabinet portfolios between 1993 and 2004. As Minister of Energy of Alberta from 2001 to 2004, Mr. Smith oversaw the transformation of the electricity sector into a competitive wholesale generation market and initiated the largest industrial tax reduction in the Province’s history. Mr. Smith served as Representative of the Province of Alberta to the United States of America in Washington, D.C., from 2005 to 2007. Prior to becoming an elected official, Mr. Smith was an independent businessman, owning a number of Alberta-based energy services companies. Currently, he is a director of Surge Energy Inc., a publicly-traded oil and gas company with operations throughout Alberta and Saskatchewan.

As a former member of the Legislative Assembly of Alberta, Canada, diplomat, and now an energy consultant, Mr. Smith’s experience and attributes include: energy industry, public policy and government, and marketplace knowledge.

BOARD QUALIFICATIONS Energy Industry Public Policy and Government Marketplace Knowledge

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PROPOSAL 1

WILLIAM H. SPENCE Director since 2016 Committees Audit Environmental, Health and Safety

William H. Spence, 62, has served as a director of the Company since 2016. Mr. Spence is Chairman, President and Chief Executive Officer of PPL Corporation, one of the largest investor-owned utility companies in the United States. The PPL family of companies, with assets of more than $40 billion, delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. Mr. Spence was named President and Chief Executive Officer in 2011 and Chairman in 2012. Previously, he had 19 years of service with Pepco Holdings, Inc., where he held a number of senior management positions. Mr. Spence serves on the boards of numerous industry organizations including those dealing with research, cyber and physical security, the environment, and electric reliability. He also serves on several non-profit community organizations that focus on community education, health, and human services. Mr. Spence earned a bachelor’s degree in petroleum and natural gas engineering from Pennsylvania State University and a master’s degree in business administration from Bentley College. Mr. Spence also is a graduate of the Executive Development Program at the University of Pennsylvania’s Wharton School and the Nuclear Technology Program of the Massachusetts Institute of Technology.

As Chairman, President and Chief Executive Officer of PPL Corporation, former Executive Vice President and Chief Operating Officer of PPL Corporation, and due to his several senior management positions with Pepco Holdings, Inc., Mr. Spence’s experience and attributes include: energy industry, executive leadership, engineering and construction, financial and accounting, strategy development and risk management, operating, environmental, information technology, and marketplace knowledge.

BOARD QUALIFICATIONS

Energy Industry

Executive Leadership

Engineering and

Construction

Financial

and Accounting

Strategy Development and Risk Management

Operating

Environmental

Information Technology

Marketplace Knowledge

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us concerning beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (3)
Common Stock	BlackRock, Inc. (1) 55 East 52nd Street, New York, New York 10055	136,747,118	11.3%
Common Stock	The Vanguard Group (2) 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	96,306,536	8.0%

(1)

According to a Schedule 13G/A filed with the SEC on February 11, 2019, BlackRock, Inc., an investment management corporation, may beneficially own the shares of common stock listed in the table above. The 13G/A indicates that BlackRock, Inc. may have sole voting power over 127,146,463 shares of our common stock and sole dispositive power over 136,747,118 shares of our common stock.

(2)

According to a Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group, an investment advisor, may beneficially own the shares of common stock listed in the table above. The Vanguard 13G/A indicates that The Vanguard Group may have sole voting power over 1,633,248 shares of our common stock, sole dispositive power over 94,384,472 shares of our common stock, shared voting power over 546,195 shares of our common stock, and shared dispositive power over 1,922,064 shares of our common stock.

(3)	Ownership percentage is reported based on 1,211,737,037 shares of common stock outstanding on February 28, 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2019, the number of shares of our common stock beneficially owned by each of our directors and nominees for directors, by the NEOs, and by all directors and executive officers as a group.

Name of Beneficial Owner	Shares of Williams Common Stock Owned Directly or Indirectly	Williams Shares Underlying Stock Options (1)	Williams Shares Underlying RSUs (2)	Total Shares Beneficially Owned	Percent of Class (3)
Alan S. Armstrong (4)	578,982	1,292,476	229,052	2,100,510	*
Stephen W. Bergstrom	17,750	—	32,108	49,858	*
Nancy K. Buese	—	—	6,352	6,352	*
Stephen I. Chazen	23,428	—	12,432	35,860	*
Charles I. Cogut	1,000	—	14,867	15,867	*
Kathleen B. Cooper	26,090	—	12,432	38,522	*
Michael A. Creel (5)	32,225	—	12,432	44,657	*
Vicki L. Fuller	—	—	5,641	5,641	*
Peter A. Ragauss	3,428	—	12,432	15,860	*
Scott D. Sheffield	4,144	—	12,432	16,576	*
Murray D. Smith (6)	19,998	—	31,201	51,199	*
William H. Spence	—	—	17,038	17,038	*
John D. Chandler (7)	10,112	26,676	—	36,788	*
James E. Scheel	28,632	255,421	—	284,053	*
Micheal G. Dunn	5,247	63,288	—	68,535	*
Chad J. Zamarin	2,500	26,676	—	29,176	*
All directors and executive officers as a group (22 persons)	862,251	1,927,953	414,160	3,204,364	*

*	Less than 1%
(1)

The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that may be acquired upon the exercise of stock options granted under Williams’ equity plan that are currently exercisable, will become exercisable, or would become exercisable upon the voluntary retirement of such person, within 60 days of February 28, 2019.

(2)

The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that would be acquired upon the vesting of restricted stock units (“RSUs”) granted under Williams current or previous equity plans that will vest or that would vest upon the voluntary retirement of such person, within 60 days of February 28, 2019. RSUs have no voting or investment power.

(3)

Ownership percentage is reported based on 1,211,737,037 shares of common stock outstanding on February 28, 2019, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of February 28, 2019, or within 60 days from that date, through the exercise of all options and other rights.

(4)	Includes 34,264 shares held in the Alan and Shelly Armstrong Family Foundation dated December 16, 2015, Alan S. and Shelly S. Armstrong, Trustees.
(5)	Includes 17,500 shares held in the B and B Living Trust dated February 2, 2012, Michael A. and Kathy R. Creel, Trustees.
(6)	Includes 10,150 shares held by Murray D. Smith and Associates Limited.
(7)	Includes 10,000 shares held by John D. Chandler Family Investments dated September 30, 2016, John D. and Barbara A. Chandler, Trustees.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

COMPENSATION DISCUSSION AND ANALYSIS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to file reports of their ownership of Williams common stock and of changes in such ownership with the SEC. Directors, executive officers, and greater than 10 percent stockholders are required by SEC rules to furnish to us copies of all Section 16(a) reports that they file, and regulations require that Williams identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that with respect to the fiscal year ended December 31, 2018, all of our directors, executive officers and our greater than 10 percent stockholders timely filed all reports they were required to file under Section 16(a).

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) provides a detailed description of the objectives and principles of Williams’ executive compensation programs. It explains how compensation decisions are linked to performance as compared to the Company’s strategic goals and stockholder interests. Generally, Williams’ executive compensation programs apply to all officers; however, this CD&A focuses on the Named Executive Officers (“NEOs”) for the Company for the 2018 fiscal year. The Company’s NEOs for the 2018 fiscal year are Mr. Armstrong, Mr. Dunn, Mr. Zamarin, Mr. Chandler and Mr. Scheel:

Alan S. Armstrong President and Chief Executive Officer	Micheal G. Dunn EVP, Chief Operating Officer	Chad J. Zamarin SVP, Corporate Strategic Development	John D. Chandler SVP, Chief Financial Officer	James E. Scheel SVP, Northeast Gathering & Processing

We seek stockholder support on our executive compensation pay programs annually. In 2018, our stockholders supported our programs with 97.46 percent “for” votes. In considering this positive response, along with our analysis of the competitive market, we have not made any material changes to the overall structure of our executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Commitment to Pay for Performance

Pay for Performance

We design our compensation programs to support our commitment to performance. In 2018, at target, 79 percent or more of a NEO’s compensation is variable based on our company performance.

Pay for Performance Equity Annual Incentive Program Performance-based RSUs Time-based RSUs Stock Options cash At target, 79 percent or more of NEO compensation is linked to performance

The Summary Compensation Table provides SEC required disclosures for the 2016, 2017, and 2018 calendar years. These disclosures require the reporting of accounting based grant date fair values for all stock-based compensation. These values remain fixed in Summary Compensation Table disclosures and are not adjusted to reflect how the Company’s business and/or stock price performance actually impact the value of stock awards earned by our NEOs. To supplement the SEC required disclosure, the following chart compares the accounting grant date fair value of stock based awards for Mr. Armstrong in 2016, 2017, and 2018 as shown in the Summary Compensation Table to the realizable value as of December 31, 2018 at a stock price of $22.05. The realizable value shown for stock options includes the intrinsic value for each award on this date. The realizable value shown for time-based restricted stock unit (“RSU”) awards includes accrued cash dividend equivalents on this date. It’s important to note that since the 2015 performance-based awards, which were scheduled to vest in 2018, did not meet the minimum performance requirements, the awards were cancelled and Mr. Armstrong did not receive any value or shares from these awards. At the time of the 2015 grant, the performance-based RSU awards represented 55 percent of Mr. Armstrong’s total equity award and approximately 38 percent of his targeted total annual compensation. The 2016 award, which vested in 2019, distributed 31.8 percent of the targeted number of RSUs awarded in 2016. In the following chart, the 2017 and 2018 performance-based RSU awards are shown at target as the actual performance is not known until the end of the applicable performance period. The Annual Incentive Program (“AIP”) award displays the target value compared to the actual award earned for the calendar year.

In order to demonstrate how the design of our executive pay program is aligned with the experience of our stockholders, the chart also includes the Company’s annualized total shareholder return (“TSR”) associated with 2016, 2017, and 2018 performance-based RSU awards at December 31, 2018. As shown in the chart, Mr. Armstrong’s realizable incentive pay for the past three years ending December 31, 2018, is in aggregate, less than 67 percent of what was targeted for his short-term and long-term incentive pay. The Compensation and Management Development Committee (“Committee”) believes it is important to demonstrate this correlation between executive pay and Company performance.

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COMPENSATION DISCUSSION AND ANALYSIS

CEO Target Incentive Pay Compared to Realizable Incentive Pay

2016 2017 2018 $10,000,000 Target Incentive Pay AIP $1,400,000 $1,890,000 $1,443,750 $1,853,755 $1,487,500 $2,028,654 $0 $1,270,144 $0 $8,937,789 $6,373,390 $2,869,830 $1,278,662 $6,002,246 $1,590,001 $1,279,544 $3,830,750 $964,136 $4,026,872 $4,590,143 $3,065,193 $1,437,499 $1,439,225 $1,499,999 $1,150,003 $0 $1,248,860 $7,818,252 $4,293,362 $8,219,481 Performance- Based Awards Time-Based Awards Stock Option Awards Total Incentive Pay 5.8% (45.1%) (6.1%) (27.0%) (11.6%) (28.7%) Annualized TSR for associated performance-based grant as of 12/31/2018 Percent difference between Realizable Incentive Pay and Target Incentive Pay 2016 2017 2018 Target Incentive Pay Target Incentive Pay Realizable Incentive Pay Realizable Incentive Pay Realizable Incentive Pay $8,000,000 $6,000,000 $4,000,000 $2,000,000 0 $7,818,252 $4,293,362 $8,219,481 $6,002,246 $8,937,789 $6,373,390

Note: Target Incentive Pay includes the grant date value of the equity awards as valued in the Summary Compensation Table plus the AIP value at target performance.

Long-term Incentives

Annual equity awards provide the most significant differentiation in pay and performance in our executive compensation program. We use equity awards to align compensation with the long-term interests of our stockholders. Equity awards consist of performance-based RSUs, time-based RSUs, and stock options. The largest component of a NEO’s long-term incentive award is performance-based RSUs. In 2016, both relative and absolute TSR were used to determine the actual number of units that will be distributed to a NEO upon vesting. The 2017 performance-based RSU awards utilize relative TSR to determine performance and the actual number of units that will vest. In 2018 and 2019, the performance-based RSU awards utilize both relative TSR and return on capital employed (“ROCE”) to measure performance and the actual number of units that will vest. The performance-based RSUs awarded in 2014 for the performance period 2014 through 2016, which were scheduled

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COMPENSATION DISCUSSION AND ANALYSIS

to vest in early 2017, and the performance-based RSUs awarded in 2015 for the performance period 2015 through 2017, which were scheduled to vest in early 2018, did not meet the minimum performance requirements. These awards were cancelled and Mr. Armstrong and the other NEOs did not receive any value or shares from these awards. The combined grant date fair value of these performance-based awards were disclosed in prior Summary Compensation Tables as $5,213,205. The 2016 performance-based RSUs, which vested in 2019, earned 31.8 percent of the targeted number of RSUs award. Over the last four consecutive years, the vesting performance-based RSUs earned 3.5 percent, 0 percent, 0 percent, and 31.8 percent of the originally awarded performance-based RSUs. We also consider stock options to be performance-based compensation. Stock options only provide value to the extent that the Company’s stock price has increased above the grant price. All three equity vehicles incent Company performance and most importantly align to the experience of the stockholder.

Annual Incentive Program

Our performance-based cash compensation is paid under our AIP which is based on the Company’s business and safety performance and the NEO’s individual performance. Under this program, cash compensation reflects annual business performance in 2018 and is based on weighted measures of distributable cash flow, controllable costs, and safety performance.

2018 Business Overview

On August 10, 2018, Williams completed its acquisition of Williams Partners L.P. (“WPZ”). Williams acquired all of the outstanding common units of WPZ it did not previously own. The transaction re-established Williams as a simplified C-Corp with investment-grade credit.

In October 2018, Williams placed the Atlantic Sunrise project into full service. Backed by long-term shipper commitments, the project increased the design capacity of the Transco pipeline, the largest-volume natural gas pipeline system in the United States, by 1,700 thousand dekatherms per day (“Mdth/d”) (approximately 12 percent). In the process, the project further strengthened and extended the bi-directional flow of the Transco system, directly connecting Marcellus gas supplies with markets as far south as Alabama. Greenfield construction on the Pennsylvania portion of the project began in September 2017. The project featured the installation of 186 miles of greenfield pipe, 12 miles of pipe looping, 2.5 miles of pipe replacement, two new compressor stations and compressor station modifications in five states. Throughout the permitting and construction process, Williams worked closely with permitting agencies to minimize environmental and stakeholder impacts, making modifications to more than half of the original pipeline route. In addition, Williams worked with local stakeholders to provide an additional $2.5 million for environmental conservation projects located within the project area.

During first-quarter 2018, the remaining facilities that comprise Williams’ Susquehanna Supply Hub Expansion were fully commissioned. The project added two new compression facilities with an additional 49,000 horsepower and 59 miles of 12-to 24-inch pipeline, and increased gathering capacity, allowing a certain producer to fulfill its commitment to deliver 850 Mdth/d to our Atlantic Sunrise development.

In March 2018, Williams placed Phase 2 of the Garden State Expansion project into service. This project expanded Transco’s existing natural gas transmission system to provide incremental firm transportation capacity from Station 210 in New Jersey to a new interconnection on Williams’ Trenton Woodbury Lateral in New Jersey. Phase 1 of the project was placed into service in September 2017, and together, Phases 1 and 2 increased capacity by 180 Mdth/d.

In September 2018, Williams was recognized by the International Association for Public Participation (IAP2-USA) for its work in engaging with and collaborating with the public and other stakeholders during the planning phase of the Atlantic Sunrise project. The IAP2 is an international federation of professionals in 26 countries working to advance the practice of public participation. Williams received the prestigious Core Values Award, in addition to being named the 2018 Project of the Year at an awards ceremony in Victoria, British Columbia. During the

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COMPENSATION DISCUSSION AND ANALYSIS

planning phase of the nearly 200-mile Atlantic Sunrise pipeline project, Williams collaborated with landowners and other stakeholders to adopt approximately 400 changes affecting more than half of the originally-designed greenfield pipeline route. The company used public meetings, contact with local officials, community leaders and affected landowners to identify and attempt to resolve issues or concerns prior to submitting its federal certificate permit application. IAP2 judges said Williams’ work on Atlantic Sunrise helped raise the bar in the field of public engagement, “setting a new standard” for the pipeline industry.

During third-quarter 2018, our joint-venture, Rocky Mountain Midstream (“RMM”), purchased a natural gas and oil gathering and natural gas processing business in Colorado’s Denver-Julesburg basin. Williams’ initial economic ownership was 40 percent – which has since increased to 50 percent (as of December 31, 2018) – based on additional capital contributions made since the initial purchase. Williams is the operator of RMM, which includes sites with permitting underway for greater than 1 billion cubic feet per day (“Bcf/d”) of gas processing.

In October 2018, Williams completed the sale of assets and equity comprising its previous Four Corners Area business in New Mexico and Colorado for $1.125 billion in cash.

In November 2018, Williams completed the sale of certain pipeline systems located in the Gulf Coast area to Easton Energy LLC for $177 million in cash.

In December 2018, Williams entered into a joint-venture partnership with Brazos Midstream in the Delaware Basin. Williams contributed the majority of its existing Delaware Basin assets in the West segment and $27 million in cash to the partnership in exchange for a 15 percent interest. Williams’ partner operates the partnership, which consists of approximately 725 miles of gas gathering pipelines, 260 million cubic feet per day (“MMcf/d”) of natural gas processing, 75 miles of crude oil gathering pipelines, and 75 thousand barrels of oil storage. The partnership anticipates processing capacity in the Delaware Basin to reach 460 MMcf/d and will be supported by over 500,000 acres of long-term dedications from major and independent oil and gas producers.

In January 2019, Williams placed its Gulf Connector Project into full service – expanding the Transco pipeline’s delivery capacity by 475 Mdth/d and providing incremental firm transportation capacity to directly serve two global LNG export facilities.

Earlier this year, Williams’ Transco pipeline delivered a record amount of natural gas on its Transco interstate gas pipeline. The nation’s largest-volume natural gas transmission system, Transco delivered a record-breaking 15.68 million dekatherms (“MMdth”) on January 21, 2019. The new peak-day mark surpasses the previous high that was set on January 5, 2018. The Transco system, which stretches from South Texas to New York City, also established a new three-day market area delivery record, averaging 15.30 MMdth from January 30 to February 1, 2019. The natural gas delivery records were made possible thanks to additional firm transportation capacity created by multiple fully-contracted Transco expansions completed in 2018 and early 2019 (Gulf Connector, Atlantic Sunrise, and Garden State Phase II). Together, these expansions added more than 2.3 MMdth of firm transportation capacity to the existing pipeline system.

Williams was named the #1 Midstream Company for 2018 by S&P Global Platts, a leading provider of energy and commodities information.

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COMPENSATION DISCUSSION AND ANALYSIS

The accompanying chart compares Williams’ cumulative TSR on our common stock (assuming reinvestment of dividends) to the cumulative total return of the S&P 500 Stock Index and the median of the comparator companies used to measure relative TSR performance in our 2018 performance-based RSU awards. For more details on our comparator company group, see the CD&A section titled “Determining Our Comparator Group.” The graph below assumes an initial investment of $100 at the beginning of the period on December 31, 2015.

The Williams Companies, Inc. S&P 500 Index 2018 Comparator Company Group Median $100.00 $100.00 $100.00 2015 $111.79 $127.79 $143.83 $128.47 $130.14 $135.53 $130.14 $102.94 $116.30 2016 2017 2018 3 Year Total Stockholder Return $70 $90 $110 $130 $150 $50

Compensation Summary

Objective of Our Compensation Programs

The role of compensation is to attract and retain the talent needed to increase stockholder value and to help our businesses meet or exceed financial and operational performance goals. Our compensation programs’ objectives are to reward our NEOs and employees for successfully implementing our strategy to grow our business and create long-term stockholder value. To that end, in 2018 we used relative TSR and ROCE to measure long-term performance and we used distributable cash flow, controllable costs and a safety metric to measure annual performance. We believe using separate long-term and annual metrics to incent and pay NEOs helps ensure that we make business decisions aligned with the long-term interests of our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Pay Philosophy

Our pay philosophy throughout the entire organization is to pay for performance, be competitive in the marketplace, and consider the value a job provides to the Company. Our compensation programs reward NEOs not just for accomplishing goals, but also for how those goals are pursued. The principles of our pay philosophy influence the design and administration of our pay programs. Decisions about how we pay NEOs are based on these principles. The Committee uses several types of pay that are linked to both our long-term and short-term performance in the executive compensation programs. Included are long-term incentives, annual cash incentives, base pay, and benefits. The chart below illustrates the linkage between the types of pay we use and our pay principles.

Pay Principles	Long-term Incentives	Annual Cash Incentives	Base Pay	Benefits

Pay should reinforce business objectives and values.	🌑	🌑	🌑
A significant portion of a NEO’s total pay should be variable based on performance.	🌑	🌑
Incentive pay should balance long-term, intermediate, and short-term performance.	🌑	🌑
Incentives should align interest of NEOs with stockholders.	🌑	🌑
Pay should foster a culture of collaboration with shared focus and commitment to our Company.	🌑	🌑
Incentives should enforce the value of safety within our Company.		🌑
Pay opportunities should be competitive.	🌑	🌑	🌑	🌑
A portion of pay should be provided to compensate for the core activities required for performing in the role.			🌑	🌑

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COMPENSATION DISCUSSION AND ANALYSIS

Our Commitment to Pay for Performance

Roles in the Compensation Recommendation and Decision Process Role of Board of Directors Reviews CEO Performance (evaluations, CEO self-assessment, and company performance) Approves Board of Directors pay Role of Committee Seeks input from Independent consultant Engages Independent consultant on comparator groups and Board of Director and CEO pay Determines CEO and NEO pay Recommends Board of Directors Pay Role of CEO Reviews NEO Performance Reviews Competitive market information Recommends NEO pay, including base pay adjustments, AIP, LTI and any other Compensation No role in setting compensation for his/her role Role of Independent Consultant Assists Committee in discussions and decisions regarding NEO compensation Provides Competitive market data for CEO Develops comparator group, with input from Committee and Management Role of Management Human Resources provides CEO with data from comparator group proxies Human Resources provides CEO with pay information from various compensation surveys

2018 Comparator Group

Determining Our Comparator Group

Companies in our executive compensation benchmarking comparator group have a range of revenues, assets, market capitalization, and enterprise value. Business consolidation and unique operating models create some challenges in identifying comparator companies. Accordingly, we take a broad view of comparability to include organizations that are similar to Williams. This results in compensation that is appropriately scaled and reflects comparable complexities in business operations. We typically aim for a comparator group of 15 to 20 companies so our comparisons will be valid. The 2018 comparator group includes 16 companies which comprised a mix of both direct business competitors and companies with whom we compete for talent. Since 2017, the Committee also established a smaller targeted comparator company group for the purposes of measuring relative TSR related to our performance-based RSU awards. The selected companies are more aligned with our specific segment of the energy industry.

How We Use Our Comparator Group

We refer to publicly available information to analyze our comparator companies’ practices including how pay is divided among long-term incentives, annual incentives, base pay, and other forms of compensation. This allows the Committee to ensure competitiveness and appropriateness of proposed compensation packages. When setting pay, the Committee uses market median information of our comparator group, as opposed to market averages, to ensure that the impact of any unusual events that may occur at one or two companies during any particular year is diminished from the analysis. If an event is particularly unusual and surrounded by unique circumstances, the data is completely removed from the assessment. The smaller targeted comparator company group is used solely for the purposes of measuring relative TSR related to our 2017, 2018, and 2019 performance-based RSU awards.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the range of our 2018 executive compensation benchmarking comparator companies’ revenues, assets, market capitalization*, and enterprise value as originally reported for 2017 (dollars in millions):

Comparator Company	Ticker	Revenue	Total Assets	Market Capitalization	Enterprise Value
CenterPoint Energy Inc.	CNP	$9,614	$22,736	$12,224	$19,844
Cheniere Energy Inc.	LNG	$5,601	$27,906	$12,792	$40,410
Devon Energy Corp	DVN	$13,949	$30,241	$21,735	$34,318
Dominion Resources Inc.	D	$12,586	$76,585	$52,284	$91,716
Enbridge Inc. (in U.S. dollars)	ENB	$34,212	$129,395	$66,517	$133,661
Enterprise Products Partners	EPD	$29,242	$54,418	$57,291	$82,079
EOG Resources	EOG	$11,280	$29,833	$62,424	$67,976
Magellan Midstream Partners, L.P.	MMP	$2,508	$7,394	$16,176	$20,525
Marathon Petroleum Corp	MPC	$66,969	$49,047	$32,066	$49,796
ONEOK Inc.	OKE	$12,174	$16,846	$20,776	$30,035
Phillips 66	PSX	$89,547	$54,371	$50,805	$60,139
Pioneer Natural Resources	PXD	$5,368	$17,003	$29,417	$30,040
Sempra Energy Corp.	SRE	$11,207	$50,454	$26,837	$48,355
Southern Co.	SO	$23,031	$111,005	$48,047	$98,395
Targa Resources Corp.	TRGP	$8,815	$14,389	$10,535	$16,661
TransCanada Corp. (in U.S. dollars)	TRP	$10,368	$68,732	$43,027	$81,547
75th percentile		$24,584	$57,997	$51,174	$81,680
50th percentile		$11,727	$39,644	$30,742	$49,075
25th percentile		$9,414	$21,303	$19,626	$30,039
Williams	WMB	$8,031	$46,352	$25,185	$51,740
Percent rank		18%	52%	38%	55%

*	The December 31, 2017 market capitalization only includes Williams’ (WMB) value, and therefore does not include Williams Partners L.P. (WPZ) value.

A separate comparator company group is used to specifically measure relative TSR as it pertains to the 2017, 2018 and 2019 performance-based RSU awards:

• Enbridge	• Kinder Morgan	• Targa Resources
• Energy Transfer Equity	• ONEOK	• TransCanada
• Enterprise Products	• Plains All American Pipeline	• Western Gas Partners

The Committee determined the same 16 companies listed in the table above will be used to benchmark compensation practices and pay decisions in 2019.

Our Pay Setting Process

During the first quarter of the year, the Committee completes a review to ensure we are paying competitively, equitably, and in a way that encourages and rewards performance.

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COMPENSATION DISCUSSION AND ANALYSIS

The compensation data of our comparator group, disclosed primarily in proxy statements, is the primary market data we use when benchmarking the competitive pay of our NEOs. Aggregate market data obtained from recognized third-party executive compensation survey companies is used to supplement and validate comparator group market data.

Although the Committee reviews relevant data as it determines compensation packages, other considerations are taken into account. Because market data alone does not reflect the strategic competitive value of various roles within our Company, internal pay equity is also considered when making pay decisions. Other considerations when making pay decisions for the NEOs include individual experience, sustained performance, historical pay, realized and realizable pay over three years, tally sheets that include annual pay and benefit amounts, wealth accumulated over the past five years, and the total aggregate value of the NEOs’ equity awards and holdings.

Multiple internal and external factors are considered when determining NEO compensation packages

When setting pay, we determine a target pay mix (distribution of pay among base pay, short-term incentives, long-term incentives, and other forms of compensation) for the NEOs. Consistent with our pay-for-performance philosophy, the actual amounts paid, excluding benefits, are determined based on Company and individual performance. Because performance is a factor, the target versus actual pay mix will vary, specifically as it relates to the annual cash incentives and long-term incentives.

CEO 2018 Total Compensation at Target Pay Mix	NEO (Excluding CEO) 2018 Total Compensation at Target Pay Mix

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COMPENSATION DISCUSSION AND ANALYSIS

How We Determine the Amount for Each Type of Pay

Base pay, annual cash incentives, and long-term incentives accomplish different objectives. The table below illustrates a summary of the primary objectives associated with each component of pay listed in the order of most significant to the NEO’s total compensation. The table is followed by specific details regarding each pay component.

Type of Pay & Form Performance Period (years) Objectives Fixed Base pay (cash) Compensates for carrying out the duties of the job Recognizes individual experiences, skills, and sustained performance Provides attraction and retention Incents the accomplishment of annual business Goals Aligns interests of executives to our stockholders Provides attraction and retention Short-term incentive: Annual cash incentive 1 Incents the accomplishment of long-term sustainable business goals Aligns interests of executives to our stockholders Promotes ownership in the Company Provides attraction and retention Long-term incentive: Performance-based RSUs 3 Long-term incentive: Time-based RSUs 3 Long-term incentive: Stock options Up to 10 At Risk

Base Pay

Base pay compensates the NEOs for carrying out the duties of their jobs and serves as the foundation of our pay program. Most other major components of pay are set based on a relationship to base pay, including long-term and annual incentives, as well as retirement benefits.

Base pay for the NEOs, including the CEO, is set considering the market median, with potential individual variation from the median due to experience, skills, and sustained performance of the individual as part of our pay-for-performance philosophy. Performance is measured in two ways: through the “Right Results” obtained in the “Right Way.” Right Results considers the NEOs’ success in attaining their annual goals, operational and/or functional area strategies, and personal development plans. Right Way reflects the NEOs’ behavior as exhibited through our organizational, operational, and people leadership competencies.

Annual Cash Incentives

As previously mentioned in the “Our Commitment to Pay for Performance” section, we pay annual cash incentives to encourage and reward our NEOs for making decisions that improve our annual operating performance through our Annual Incentive Program (“AIP”). The objectives of our AIP are to:

•	Offer sufficient incentive compensation to motivate management to put forth extra effort, take prudent risks, and make effective decisions to maximize stockholder value;

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COMPENSATION DISCUSSION AND ANALYSIS

•	Motivate and incent management to choose strategies and investments that maximize long-term stockholder value;
•	Provide sufficient total compensation to retain management; and
•	Limit the cost of compensation to levels that will maximize the return of current stockholders without compromising the other objectives.

NEOs’ AIP business performance is based on enterprise results of these business metrics in relation to established targets. We only use enterprise-level performance metrics for our NEOs in order to promote teamwork and collaboration by creating a shared goal for the overall Company performance. Our business performance targets are established utilizing the annual financial plan. Goals related to ROCE growth and operating margin improvement are considered when establishing the financial plan. Our incentive program allows the Committee to make adjustments to these business performance metrics to reflect certain business events. When determining which adjustments are appropriate, we are guided by the principle that incentive payments should not result in unearned windfalls or impose undue penalties. In other words, we make adjustments to ensure NEOs are not rewarded for positive results they did not facilitate nor are they penalized for certain unusual circumstances outside their control.

Management regularly reviews with the Committee a supplemental scorecard reflecting earnings before interest, tax, depreciation, and amortization (“EBITDA”), maintenance capital expenditures, distributable cash flow, ROCE, and Williams stock price performance to provide updates regarding the Company’s performance as well as to ensure alignment between these measures and the AIP’s business performance metrics. This scorecard provides the Committee with additional data to assist in determining final AIP awards.

The Committee’s independent compensation consultant annually compares our relative performance on various measures, including TSR and earnings per share with our comparator group of companies. The Committee also uses this analysis to validate the reasonableness of our AIP results.

How We Set the 2018 AIP Goals.

CEO, CFO, and NEOs CEO, CFO, and NEOs Committee Establish business and financial goals Operational /Functional Leaders Corporate Planning Create specific business and financial goals Consolidate into Enterprise business and financial goals Finalize Enterprise business and financial plan Establish AIP goals and recommend to the Committee Reviews and makes any necessary adjustments to set AIP goals Monitors Progress through the year

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COMPENSATION DISCUSSION AND ANALYSIS

The AIP Calculation. The 2018 AIP is based on the weighted measures of WPZ distributable cash flow, controllable costs, and a safety metric. Each metric is directly aligned with our business strategy to operationally grow the business, operate safely in everything we do, and continue to align with our dividend growth strategy.

50% WPZ Distributable Cash Flow Cash generated Enables us to create value for our stockholders by generating cash to grow our business and aligns with our dividend growth strategy Business Performance Metric & Weighting Measuring Importance Controllable Costs Operating & Maintenance (O&M) and General & Administrative (G&A) costs Encourages cost management discipline with 40% achieving our growth strategy 10% Safety Near Miss Incident Ratio Emphasizes the importance of safety leadership

For 2018, the safety metric was Near Miss to Incident Ratio.

The attainment percentage of AIP goals results in payment of annual cash incentives along a continuum between threshold and stretch levels, which corresponds to 0 percent through 200 percent of the NEOs’ annual cash incentive target.

2018 NEO AIP Targets. The starting point to determine annual cash incentive targets (expressed as a percentage of base pay) is competitive market information referencing the market median, which provides an idea of what other companies target to pay in annual cash incentives for similar jobs. We also consider the internal value of each job (i.e., how important the job is to executing our strategy compared to other jobs in the Company) before the target is set for the year. The annual cash incentive targets as a percentage of base pay for the NEOs in 2018 were as follows:

Position	Target
President and Chief Executive Officer	125%
EVP, Chief Operating Officer	90%
SVP, Corporate Strategic Development	75%
SVP, Chief Financial Officer	80%
SVP, Northeast G&P	70%

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COMPENSATION DISCUSSION AND ANALYSIS

Determining 2018 AIP Awards. To determine the funding of the annual cash incentive, we use the following calculation for each NEO:

2018 Base Pay Received 2018 Incentive Target % 2018 Business Performance Metrics 2018 AIP Result Controllable Costs (40%) Distributable Cash Flow (50%) Safety (10%)

Based on business performance relative to the established goals, the Committee certified business performance results as follows and the 2018 AIP award payout, at 137 percent of target, was paid in March 2019.

THRESHOLD TARGET STRETCH DISTRIBUTABLE CASH FLOW $3,011 MM Target vs. $3,118 MM Actual = 1.36x Payout CONTROLLABLE COSTS $(1,970) MM Target vs. $(1,927) MM Actual = 1.22x Payout SAFETY 2.0x Payout 104% target; 136% payout 200% payout 102% target; 122% payout

Metrics	Weighting	Threshold	Target	Stretch @ 200%	Actual	Result	Payout%

Distributable Cash Flow	50%	$2,711	$3,011	$3,311	$3,118	136%	68%

Controllable Costs	40%	$(2,170)	$(1,970)	$(1,770)	$(1,927)	122%	49%

Safety Metric	10%					200%	20%

2018 AlP Business Performance %							137%

When the 2018 AIP targets were established, WPZ Distributable Cash Flow was a key measure associated with the business model at that time. We calculate (a) WPZ Distributable Cash Flow as: Modified EBITDA, adjusted for certain items of income or loss that we characterize as unrepresentative of our ongoing operations, less maintenance capital expenditures, less interest expense, less cash taxes, less income attributable to non-controlling interests, adjusted for certain items outside of EBITDA that we characterize as unrepresentative

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COMPENSATION DISCUSSION AND ANALYSIS

of our ongoing operations; and (b) Controllable Costs as: operating and maintenance costs and selling, general and administrative costs that are under the responsibility of a cost center manager, less certain expenses that are considered less controllable (such as pension and postretirement benefit costs) or have no net impact on financial performance (such as costs that are passed directly to customers). Modified EBITDA includes our proportional ownership share of EBITDA of our equity method investees. Operating and maintenance costs, selling, general and administrative costs, and total service revenues include our proportional ownership share of such items recognized by certain equity method investees.

Individual performance, such as success toward our strategic objectives and individual goals, and successful demonstration of the Company’s leadership competencies which exceeded expectations may be recognized through adjustments. Payments may also be adjusted downward if performance warrants. The Committee chose to apply an adjustment to certain NEOs. In total, the adjustments applied to NEO awards were less than two percent of the original calculated award.

Long-Term Incentives

To determine the value for long-term incentives granted to a NEO each year, we consider the following factors:

•	The proportion of long-term incentives relative to base pay;

•	The NEO’s impact on Company performance and ability to create value;

•	Long-term business objectives;

•	The market median and specific awards made to executives in similar positions within our comparator group of companies;

•	The market demand for the NEO’s particular skills and experience;

•	The amount granted to other NEOs in comparable positions at the Company;

•	The NEO’s demonstrated historical performance; and

•	The NEO’s leadership performance.

A summary of the long-term incentive program details for 2018 are shown in the table below. The long-term incentive mix for the CEO differs from the mix for the other NEOs. Since the CEO has more opportunity to influence our financial results, the Committee considers it appropriate that a greater percentage of his long-term incentives are directly tied to the performance of the Company’s stock price.

	Performance-based RSUs	Time-based RSUs	Stock Options
CEO Equity Mix	55%	25%	20%
NEO Equity Mix	45%	35%	20%
Term	Three years	Three years	10 years
Frequency	Granted annually	Granted annually	Granted annually
Performance Criteria	Relative TSR and ROCE	Retention	Stock price appreciation
Vesting	Cliff vesting after three years	Cliff vesting after three years	Ratable vesting over three years
Payout	Upon vesting, shares are distributed based on performance certification (0% – 200%)	Upon vesting, shares are distributed	Upon vesting, options are available to exercise
Dividends	No dividends	Dividend equivalents accrued and paid in cash upon vesting	No dividends

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COMPENSATION DISCUSSION AND ANALYSIS

In 2019, we did not include stock options in our annual equity award. The performance-based RSU award increased to 60% and 50% of our CEO’s and NEO’s equity mix respectively.

Performance-based RSUs. Performance-based RSU awards are only earned if we attain specific pre-determined performance results. In 2016, we measured both relative TSR and absolute TSR as interdependent measures in determining the attainment level of our performance-based awards. The 2017 performance-based RSU awards utilize relative TSR while the 2018 and 2019 performance-based RSU awards utilize both relative TSR and ROCE to determine performance and the actual number of units that will vest.

2015 Performance-based RSUs. The three-year performance cycle for our 2015 performance-based RSUs was completed at the end of 2017 and was scheduled to vest in February 2018. Our relative TSR performance was below the median of our comparator company group, finishing in the third quartile. Because we did not deliver annualized absolute TSR performance of at least 7.5 percent, a payout was not earned and the awards were cancelled.

2016 Performance-based RSUs. The performance cycle for our 2016 performance-based RSUs was completed at the end of 2018 and vested in February 2019. Our relative TSR performance was in the top quartile of our comparator company group. Because we delivered an annualized absolute TSR performance of 5.8 percent, less than the threshold annualized TSR target of at least 7.5 percent, the earned payout was limited to 31.8 percent of the number of performance-based RSUs originally granted. This resulted in 68.2 percent of the original RSUs awarded being cancelled.

Time-based RSUs. We grant time-based RSUs to retain executives and to facilitate stock ownership. The use of time-based RSUs is also consistent with the practices of our comparator group of companies. Time-based RSUs accrue dividend equivalents which will be paid in cash only upon vesting of the award.

Stock Option Awards. For recipients, stock options have value only to the extent the price of our common stock is higher on the date the options are exercised than it was on the date the options were granted. Stock options are no longer part of our annual equity award mix in 2019.

Grant Practices. The Committee typically approves our annual equity grant in February of each year, shortly after the annual earnings release to ensure the market has time to absorb material information disclosed in the earnings release and reflect that information in the stock price. Our grant practices in 2016 were different than other years due to the interim operating covenants of the Energy Transfer (“ETE”) merger agreement which prevented us from granting equity in February. When the merger agreement was terminated in late June 2016, we moved forward with our annual equity grant in early August. We returned to our normal annual grant cycle in 2017. The grant date for off-cycle grants for individuals who are not NEOs, for reasons such as retention or new hires, is generally the first business day of the month following the approval of the grant. By using this consistent approach, we remove grant timing from the influence of the release of material information.

Mr. Chandler, Mr. Dunn, and Mr. Zamarin were each hired after our 2017 annual equity awards were granted. Mr. Dunn received performance-based RSUs, time-based RSUs, and stock options considering the proximity of his hire date to the annual grant. Mr. Chandler and Mr. Zamarin received time-based RSUs. Mr. Zamarin’s award, and other elements of his pay package including a $500,000 deferred cash award to be paid in 2019, were intended to address the meaningful retention that was in place with his previous employer.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines. Our program provides stock ownership guidelines for each of our NEOs and our Board of Directors as shown in the table below:

Position	Ownership Multiple	As a Multiple of	Holding / Retention Requirement
CEO	6x	Base Pay	50%, after taxes, until guidelines are met
NEO	3x	Base Pay	50%, after taxes, until guidelines are met
Board of Directors	5x	Annual Cash Retainer	60% until guidelines are met

The Committee annually reviews the guidelines for competitiveness and alignment with best practices and monitors the NEOs’ progress toward compliance. WMB shares owned outright and outstanding time-based RSUs count as owned for purposes of the program. Stock options and performance-based equity are not included as owned for purposes of the program. It is important to note that the majority of NEO equity grants are in the form of performance-based RSUs and stock options. NEOs must retain 50 percent of any vested equity awards, net of taxes, until their ownership guidelines are met. Board members must retain 60 percent of distributed vested equity awards until their ownership guidelines are met. At Williams, NEOs must hold at least 50 percent of any equity transaction if they have not met their ownership guideline regardless of their time in the role.

Benefits

Consistent with our philosophy to emphasize pay for performance, our NEOs receive very few perquisites or supplemental benefits. They are as follows:

•

Retirement Restoration Benefits. NEOs participate in our qualified retirement program on the same terms as our other employees. We offer a retirement restoration plan to maintain a proportional level of pension benefits to our NEOs as provided to other employees. The Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), limits qualified pension benefits based on an annual compensation limit. For 2018, the limit was $275,000. Any limitation in a NEO’s pension benefit in the tax-qualified pension plan due to this limit is made up for (subject to a cap) in the unfunded retirement restoration plan. Benefits for NEOs are not enhanced and are calculated using the same benefit formula as that used to calculate benefits for all employees in the qualified pension plan. The compensation included in the retirement restoration benefit is consistent with pay considered for all employees in the qualified pension plan. Equity compensation, including RSUs and stock options, is not considered. Additionally, we do not provide a nonqualified benefit related to our qualified 401(k) defined contribution retirement plan.

•

Financial Planning Allowance. We offer financial planning to provide expertise on current tax laws to assist NEOs with personal financial planning and preparations for contingencies such as death and disability. Covered services include estate planning, tax planning, tax return preparation, wealth accumulation planning, and other personal financial planning services. In addition, by working with a financial planner, NEOs gain a better understanding of and appreciation for the programs the Company provides, which helps to maximize the retention and engagement aspects of the dollars the Company spends on these programs.

•

Personal Use of Company Aircraft. The CEO is allowed, but not required, to use the Company’s private aircraft for personal travel. Our policy for all other executive officers is to discourage personal use of the aircraft, but the CEO retains discretion to permit its use when deemed appropriate, such as when the destination is not well served by commercial airlines, personal emergencies, and the aircraft is not being used for business purposes. To the extent that NEOs use the Company’s private aircraft for personal travel, imputed income will be applied to the NEO, in compliance with Internal Revenue Code requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

•

Executive Physicals. The Committee requires annual physicals for the NEOs. Such physicals align with our wellness initiative as well as assist in mitigating risk. NEO physicals are intended to identify any health risks and medical conditions as early as possible in an effort to achieve more effective treatment and outcomes.

•

Event Center. We have a suite and club seats at certain event centers that were purchased for business purposes. If they are not being used for business purposes, we make them available to all employees, including our NEOs. This is not considered a perquisite to our NEOs because it is available to all employees.

•

Spousal Travel. When it was deemed necessary or appropriate for spouses of employees to travel for Company business purposes, we provided a tax gross-up under our company-wide policy to cover the personal tax obligations associated with spousal travel for business purposes for all employees. This tax gross-up provision has been eliminated and no longer applies to travel after August 8, 2018.

Additional Components of our Executive Compensation Program

In addition to establishing the pay elements described above, we have adopted a number of policies to further the goals of the executive compensation program, particularly with respect to strengthening the alignment of our NEOs’ interests with stockholder long-term interests.

Employment Agreements. We do not have employment agreements with our NEOs.

Termination and Severance Arrangements. The Executive Severance Pay Plan includes senior executive officers, which includes NEOs other than the CEO, in order to define a consistent approach of treatment in the event of a severance event. Under the plan, NEOs are eligible to receive a discretionary payment of 1.5 to 2.0 times the sum of the NEOs base salary and target annual bonus. Any severance payment is discretionary. Considerations include the NEO’s term of employment, past accomplishments, reasons for separation from the Company, and competitive market practice. The NEO can elect coverage under the Company’s medical benefits plans for 18 months from the termination in the same manner and at the same cost as similarly situated active employees for up to the first 12 months. Outplacement services are provided up to a maximum amount of $25,000. A Form 8-K filed on February 20, 2017 disclosed that the Company entered into an arrangement with each NEO employed at that time, other than the CEO who is not eligible for the plan, whereby if the NEO’s employment with the Company involuntarily terminated, other than for cause, on or prior to December 31, 2018, the NEO would receive a severance payment equal to two times the sum of the NEO’s base salary and target annual bonus. No such payments were made to any NEO in 2018.

Change in Control Agreements. Our change in control agreements, in conjunction with the NEOs’ equity award agreements, provide separation benefits for our NEOs. Our program includes a double trigger for benefits and equity vesting. This means there must be a Company change in control and the NEO must experience a qualifying termination of employment prior to receiving benefits under the agreement. This practice creates security for the NEOs but does not provide an incentive for the NEO to leave the Company. Our program is designed to encourage the NEOs to focus on the best interests of stockholders by alleviating their concerns about a possible detrimental impact to their compensation and benefits under a potential change in control, not to provide compensation advantages to NEOs for executing a transaction.

Our Committee reviews our change in control benefits periodically to ensure they are consistent with competitive practice and aligned with our compensation philosophy. As part of the review, calculations are performed to determine the overall program cost to the Company if a change in control event were to occur and all covered NEOs were terminated as a result. An assessment of competitive norms, including the reasonableness of the elements of compensation received, is used to validate benefit levels for a change in control. We do not offer a tax gross-up provision in our change in control agreements but instead include a ‘best net’ provision providing our NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full,

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COMPENSATION DISCUSSION AND ANALYSIS

subjecting them to possible excise tax payments. The Committee continues to believe that offering a change in control program is appropriate and critical to attracting and retaining executive talent and keeping them aligned with stockholder interests in the event of a change in control.

On February 1, 2018, our NEOs, as well as other officers with a Change in Control Agreement (“Agreement”), received a one-year notice informing the recipient that their current Agreement will terminate on February 1, 2019. This one year notice of termination was required under the Agreement. A revised agreement was provided and each officer signed the agreement which was effective February 2019. Among other changes to the language, the new agreement removed the Retirement Restoration Plan component from the cash severance calculation. Additionally, the new agreement changed the COBRA coverage benefit to a cash benefit.

The following chart details the benefits received if a NEO were to be terminated or resigned for a defined good reason following a change in control as well as an analysis of those benefits as it relates to the Company, stockholders, and the NEO:

Change in Control Benefit	What does the benefit provide to the Company and stockholders?	What does the benefit provide to the NEO?
Multiple of 3x base pay plus annual cash incentive at target	Encourages NEOs to remain engaged and stay focused on successfully closing the transaction.	Financial security for the NEO equivalent to three-years of continued employment.
Accelerated vesting of stock awards	An incentive to stay during and after a change in control. If there is risk of forfeiture, NEOs may be less inclined to stay or to support the transaction.	The NEOs are kept whole if they have a separation from service following a change in control.
Up to 18 months of medical or health coverage through COBRA	This is a minimal cost to the Company that creates a competitive benefit.	Access to health coverage.

3x the previous year’s retirement restoration allocation	This is a minimal cost to the Company that creates a competitive benefit.	May allow those NEOs who are nearing retirement to receive a cash payment to make up for lost allocations due to a change in control.
Reimbursement of legal fees to enforce benefit	Keeps NEOs focused on the Company and not concerned about whether the acquiring company will honor contractual commitments after a change in control.	Security during an unstable period of time.
Outplacement assistance	Keeps NEOs focused on supporting the transaction and less concerned about trying to secure another position.	Assists NEOs in finding a comparable executive position.
‘Best Net’ provision	Enables the change in control benefits to be delivered in as close a manner to the intended value of the benefits as possible.	Provides NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, which would subject them to possible excise tax payments.

Derivative Transactions. Our policy on securities trading applies to transactions in positions or interests whose value is based on the performance or price of our common stock. Because of the inherent potential for abuse, Williams prohibits officers, directors, and certain other employees from entering into short sales or using equivalent derivative securities in connection with Williams’ or its affiliates’ securities. Our policy on securities trading also prohibits holding Williams’ or its affiliates’ securities in a margin account or pledging them as collateral for a loan.

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COMPENSATION DISCUSSION AND ANALYSIS

Mitigating Risk

Although no compensation-related risk was identified as a top risk, the approach to determine if there were adverse compensation risks was similar to the process detailed in the “Corporate Governance and Board Matters –Corporate Governance – Board Oversight of Williams’ Risk Management Process” section of this proxy statement. After this review and analysis, it was determined we do not have material adverse compensation-related risks. Our compensation plans are effectively designed and functioning to reward positive performance and motivate NEOs and employees to behave in a manner consistent with our stockholder interests, business strategies and objectives, ethical standards, and prudent business practices, along with our Core Values and Beliefs which are the foundation on which we conduct business. Our Core Values and Beliefs can be found on our website at www.williams.com from the Our Company tab. In fact, many elements of our executive pay program serve to mitigate excessive risk taking. For example:

Target Pay Mix. The target pay mix weighting of long-term incentives, annual cash incentives, and base pay is consistent with comparator company practices and avoids placing too much value on any one element of compensation, particularly the annual cash incentive. The mix of our pay program is intended to motivate NEOs to consider the impact of decisions on stockholders in the long-, intermediate-, and short-terms.

Annual Cash Incentive. Our annual cash incentive program does not allow for unlimited payouts. Calculated cash incentive payments for NEOs cannot exceed 200 percent of target levels.

Performance-based Awards.

•

Our annual cash incentive and long-term incentive programs include performance-based awards. The entire annual cash incentive award is measured against performance targets, while a significant portion of the long-term equity awards provided to NEOs is in the form of performance-based RSUs and stock options. Performance-based RSUs have no value unless we achieve pre-determined three-year performance target thresholds.

•

To drive a long-term perspective, all 2018 RSU awards vest at the end of three years rather than vesting ratably on an annual basis. Additionally, any earned cash dividend equivalents on time-based RSUs are not paid until the officer meets the vesting requirements and the award is distributed.    Cash dividend equivalents are not provided on performance-based RSU awards.

•	NEOs’ incentive compensation performance is measured at the enterprise level rather than on a business unit level to ensure a focus on the overall success of the Company.

Stock Ownership Guidelines. As discussed in this CD&A, all NEOs, consistent with their responsibilities to stockholders, must hold an equity interest in the Company equal to a stated multiple of their base pay.

Recoupment Policy. In the event that financial results of the Company are restated due to fraud or intentional misconduct, the Board will review any performance-based incentive payments, including payments under the AIP and performance-based RSUs, paid to executive officers, who are found by the Board to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, seek recoupment from all executive officers of any amounts paid in excess of the amounts that would have been paid based on the restated financial results. In addition, the Company will take action to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 should the SEC determine and implement final rules.

Insider Trading Policy. Our insider trading policy prohibits NEOs and directors, directly or through family members or other persons or entities, from buying or selling Williams’ securities or engaging in any other action to take personal advantage of material nonpublic information. In addition, if during the course of working for the Company, the NEO or director learns of material nonpublic information about a competitor or a company with which Williams or an affiliate of Williams does or anticipates doing business with, he/she may not trade in that company’s securities until the information becomes public or is no longer material.

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COMPENSATION DISCUSSION AND ANALYSIS

Accounting and Tax Treatment

We consider the impact of accounting and tax treatment when designing all aspects of pay, but the primary driver of our program design is to support our business objectives. Prior to 2018 and the implications of the tax reform legislation in late 2017, stock options and performance-based RSUs were intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and are therefore considered a tax deductible expense. Time-based RSUs did not qualify as performance-based and may not be fully deductible.

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COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Compensation and Management Development Committee Report on Executive Compensation

We have reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommend to the Board that the CD&A be included in this proxy statement.

By the members of the Committee of the Board as of March 28, 2019:

•	Stephen W. Bergstrom
•	Nancy K. Buese
•	Kathleen B. Cooper
•	Scott D. Sheffield
•	Murray D. Smith

The Committee Report on Executive Compensation is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference.

Compensation and Management Development Committee Interlocks and Insider Participation

During fiscal year 2018, Stephen W. Bergstrom, Nancy K. Buese, Charles I. Cogut, Kathleen B. Cooper, Scott D. Sheffield, Murray D. Smith, and Janice D. Stoney served on the Compensation and Management Development Committee. None of these Committee members has ever been an officer or employee of the Company or any of our subsidiaries, and none has an interlocking relationship requiring disclosure under applicable SEC rules.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Executive Compensation and Other Information

2018 Summary Compensation Table

The following table sets forth certain information with respect to the compensation of the NEOs earned during fiscal years 2018, 2017, and 2016:

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5)	All Other Compensation (6)	Total
Alan S. Armstrong President and Chief Executive Officer	2018	$1,184,615	$-	$6,180,144	$1,270,144	$2,028,654	$-	$27,818	$10,691,376
	2017	1,149,615	-	5,526,871	1,248,860	1,853,755	816,898	24,237	10,620,236
	2016	1,120,000	-	5,268,249	1,150,003	1,890,000	675,156	24,036	10,127,444
Micheal G. Dunn EVP, Chief Operating Officer	2018	642,308	-	2,821,494	599,124	830,000	168,870	36,277	5,098,072
	2017	496,154	-	2,288,233	533,665	600,000	97,761	59,111	4,074,924
	2016	-	-	-	-	-	-	-	-
Chad J. Zamarin SVP, Corporate Strategic Development	2018	537,692	-	2,069,118	439,359	590,000	54,786	24,574	3,715,530
	2017	262,500	600,000	2,250,013	-	254,000	-	133,532	3,500,045
	2016	-	-	-	-	-	-	-	-
John D. Chandler SVP, Chief Financial Officer	2018	537,692	-	2,069,118	439,359	590,000	41,212	17,916	3,695,298
	2017	159,519	-	500,008	-	165,000	42,212	10,117	876,856
	2016	-	-	-	-	-	-	-	-
James E. Scheel SVP, Northeast Gathering & Processing	2018	471,846	-	1,316,681	279,595	455,000	-	34,206	2,557,327
	2017	457,846	-	2,658,770	291,402	435,000	250,660	47,864	4,141,542
	2016	446,000	-	1,342,640	300,003	450,000	185,458	18,497	2,742,598

(1)

Bonus. Mr. Zamarin received a sign-on bonus in 2017 upon joining the Company. This award, and other elements of his pay package, were intended to address the significant retention that was in place with his previous employer.

(2)

Stock Awards. Awards were granted under the terms of The Williams Companies, Inc. 2007 Incentive Plan (the “2007 Incentive Plan”) and include time-based and performance-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2018.

The potential maximum values of the performance-based RSUs, subject to changes in performance outcomes, are as follows:

2018 Performance-based RSU Maximum Potential
Alan S. Armstrong	$9,180,286
Micheal G. Dunn	3,542,980
Chad J. Zamarin	2,598,212
John D. Chandler	2,598,212
James E. Scheel	1,653,377

(3)

Option Awards. Awards are granted under the terms of the 2007 Incentive Plan and include non-qualified stock options. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the option awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2018.

(4)	Non-Equity Incentive Plan. The maximum annual incentive pool funding for NEOs is 200 percent of target.
(5)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amount shown is the aggregate change from December 31, 2017 to December 31, 2018 in the actuarial present value of the accrued benefit under the qualified pension and non-qualified plan. A portion of the increase in the change in present value is due to the higher

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EXECUTIVE COMPENSATION & OTHER INFORMATION

discount rate used to measure these benefits at the end of 2018. The underlying design of these programs did not change from 2017 to 2018. Please refer to the “Pension Benefits” table for further details of the present value of the accrued benefit. Mr. Armstrong has a negative value of $89,689 and Mr. Scheel has a negative value of $25,027. Mr. Zamarin is an eligible participant in the plans, however he does not have the service required to be vested.

(6)

All Other Compensation. Amounts shown represent payments made on behalf of the NEOs and include life insurance premiums, a 401(k) matching contribution, tax gross-ups on the imputed income related to spousal travel for business purposes, relocation benefits, and perquisites (if applicable). Perquisites may include financial planning services, mandated annual physical exams and personal use of the Company aircraft. If the NEO used the Company aircraft, the incremental cost method is used to calculate the value of the personal use of the Company aircraft. The incremental cost calculation includes items such as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone, and catering. Imputed income associated with spousal travel for business purposes is grossed-up and reimbursed to the NEO for travel through August 8, 2018. The Board approved the elimination of the gross-up payment after this date. Amounts do not include arrangements that are generally available to our employees and do not discriminate in scope, terms or operations in favor of our NEOs, such as medical, dental, and disability programs.

•

Mr. Armstrong received 401(k) matching contributions in the amount of $13,215; reimbursement related to a mandated annual physical exam; imputed income on use of the Company aircraft; tax gross-up of $2,203 related to spousal travel for business purposes; and life insurance premiums.

•

Mr. Dunn received 401(k) matching contributions in the amount of $16,500; personal usage of a company aircraft in the amount of $14,073; imputed income on use of the Company aircraft; tax gross-up of $820 related to spousal travel for business purposes; and life insurance premiums.

•

Mr. Zamarin received 401(k) matching contributions in the amount of $16,500; reimbursement related to a mandated annual physical exam; imputed income on use of the Company aircraft; tax gross-up of $810 related to spousal travel for business purposes; and life insurance premiums.

•	Mr. Chandler received 401(k) matching contributions in the amount of $16,500 and life insurance premiums.
•

Mr. Scheel received 401(k) matching contributions in the amount of $16,500; reimbursement related to a mandated annual physical exam; personal usage of a company aircraft in the amount of $4,444; imputed income on use of the Company aircraft; reimbursement of financial planning services; and life insurance premiums.

The Committee considers the compensation of CEOs from comparator companies when setting Mr. Armstrong’s pay. It is the competitive norm for CEOs to be paid more than other NEOs. In addition, the Committee believes the difference in pay between the CEO and other NEOs is consistent with our compensation philosophy (summarized in the CD&A), which considers the external market and internal value of each job to the Company along with the incumbent’s experience and performance of the job in setting pay. The CEO’s job is different from the other NEOs because the CEO has ultimate responsibility for performance results and is accountable to the Board and stockholders. Consequently, the Committee believes it is appropriate for the CEO’s pay to be higher.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Grants of Plan Based Awards

The following table sets forth certain information with respect to the grant of stock options, RSUs, and awards payable under the Company’s annual cash incentive plan during the last fiscal year to the NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Armstrong	2/20/2018	$-	$1,480,769	$2,961,538					231,356	$29.09	$1,270,144
	2/20/2018				-	139,011	278,022				4,590,143
	2/20/2018							54,658			1,590,001
Dunn	2/20/2018	-	578,077	1,156,154					109,130	29.09	599,124
	2/20/2018				-	53,649	107,298				1,771,490
	2/20/2018							36,095			1,050,004
Zamarin	2/20/2018	-	403,269	806,538					80,029	29.09	439,359
	2/20/2018				-	39,343	78,686				1,299,106
	2/20/2018							26,470			770,012
Chandler	2/20/2018	-	430,154	860,308					80,029	29.09	439,359
	2/20/2018				-	39,343	78,686				1,299,106
	2/20/2018							26,470			770,012
Scheel	2/20/2018	-	330,292	660,584					50,928	29.09	279,595
	2/20/2018				-	25,036	50,072				826,689
	2/20/2018							16,844			489,992

Note: Information provided is as of the close of market on December 31, 2018.

(1)	Non-Equity Incentive Awards. Awards from the 2018 AIP are shown.
•	Threshold: At threshold, the 2018 AIP awards are zero.
•	Target: The amount shown is based upon a business performance attainment of 100 percent.
•	Maximum: The maximum amount the NEOs can receive is 200 percent of their AIP target.
(2)

Represents performance-based RSUs granted in February 2018 under the 2007 Incentive Plan. Performance-based RSUs can be earned over a three year period only if the established performance target is met and the NEO is employed on the certification date, subject to certain exceptions such as the executive’s death, disability, or retirement. Under any circumstances, these shares will be distributed no earlier than the third anniversary of the grant other than due to a termination upon a change in control. If performance plan goals are exceeded, the NEO can receive up to 200 percent of target. If plan threshold goals are not met, the NEO’s awards are cancelled in their entirety.

(3)	Represents time-based RSUs granted under the 2007 Incentive Plan. Time-based units vest 36 months from the respective grant date.
(4)

Represents stock options granted under the 2007 Incentive Plan. Stock options granted in 2018 become exercisable in three equal annual installments. One-third of the options vested one year from the grant date, another one-third will vest two years from the grant date, with the final one-third vesting three years from the grant date. Once vested, stock options are exercisable for a period of up to ten years from the grant date.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards held by the NEOs at the end of 2018:

	Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)

Armstrong	2/20/2018	-	231,356	-	$29.09	2/20/2028	2/20/2018 (2)	-	-	54,658	$1,205,209
	2/21/2017	62,978	125,957	-	28.87	2/21/2027	2/20/2018 (3)	-	-	139,011	3,065,193
	8/4/2016	97,046	48,524	-	24.98	8/4/2026	2/21/2017 (2)	-	-	51,957	1,145,652
	2/23/2015	153,177	-	-	49.15	2/23/2025	2/21/2017 (3)	-	-	130,151	2,869,830
	2/24/2014	133,080	-	-	41.77	2/24/2024	8/4/2016 (2)	-	-	57,546	1,268,889
	2/25/2013	147,545	-	-	33.57	2/25/2023	8/4/2016 (3)	-	-	137,500	3,031,875
	2/27/2012	159,681	-	-	29.11	2/27/2022
	2/24/2011	72,486	-	-	24.21	2/24/2021
	2/23/2010	60,646	-	-	17.28	2/23/2020
	2/23/2009	98,587	-	-	8.85	2/23/2019

Dunn	2/20/2018	-	109,130	-	29.09	2/20/2028	2/20/2018 (2)	-	-	36,095	795,895
	2/27/2017	26,912	53,824	-	28.15	2/27/2027	2/20/2018 (3)	-	-	53,649	1,182,960
							2/27/2017 (2)	-	-	31,083	685,380
							2/27/2017 (3)	-	-	45,677	1,007,178

Zamarin	2/20/2018	-	80,029	-	29.09	2/20/2028	2/20/2018 (2)	-	-	26,470	583,664
							2/20/2018 (3)	-	-	39,343	867,513
							6/26/2017 (2)	-	-	77,667	1,712,557

Chandler	2/20/2018	-	80,029	-	29.09	2/20/2028	2/20/2018 (2)	-	-	26,470	583,664
							2/20/2018 (3)	-	-	39,343	867,513
							9/5/2017 (2)	-	-	16,584	365,677

Scheel	2/20/2018	-	50,928	-	29.09	2/20/2028	2/20/2018 (2)	-	-	16,844	371,410
	2/21/2017	14,695	29,390	-	28.87	2/21/2027	2/20/2018 (3)	-	-	25,036	552,044
	8/4/2016	25,316	12,659	-	24.98	8/4/2026	2/21/2017 (2)	-	-	16,973	374,255
	2/23/2015	37,295	-	-	49.15	2/23/2025	2/21/2017 (2)	-	-	48,493	1,069,271
	2/24/2014	30,418	-	-	41.77	2/24/2024	2/21/2017 (3)	-	-	24,847	547,876
	2/25/2013	43,487	-	-	33.57	2/25/2023	8/4/2016 (2)	-	-	21,017	463,425
	2/27/2012	59,880	-	-	29.11	2/27/2022	8/4/2016 (3)	-	-	29,348	647,123

Note: Information provided is as of the close of market on December 31, 2018.

Option Awards

(1)	The following table reflects the vesting schedules for associated stock option grant dates for awards that were not 100 percent vested as of December 31, 2018:

Grant Date	Vesting Dates

2/20/2018	2/20/2019, 2/20/2020, 2/20/2021

2/21/2017	2/21/2018, 2/21/2019, 2/21/2020

8/4/2016	2/22/2017, 2/22/2018, 2/22/2019

Mr. Dunn’s February 27, 2017 stock option award will vest in one-third increments on February 27, 2018, February 27, 2019, and February 27, 2020.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Stock Awards

(2)	The following table reflects the vesting dates for associated time-based RSU award grant dates:

Grant Date	Vesting Dates
2/20/2018	2/20/2021
2/21/2017	2/21/2020
8/4/2016	2/22/2019

The August 4, 2016 award vests approximately 30 months from the grant date on February 22, 2019. Time-based RSUs normally have a 36 month vesting term. This grant practice was adjusted with the August 2016 award because the ETE merger agreement prohibited us from granting equity awards during our normal February cycle. By applying a 30 month vesting period to our August award, we were able to maintain our traditional annual vesting cycle of February each year. (See “Grant Practices” above.)

Mr. Chandler’s September 5, 2017 time-based RSU award will fully vest in three years on September 5, 2020.

Mr. Dunn’s February 27, 2017 time-based RSU award will fully vest in three years on February 27, 2020.

Mr. Zamarin’s June 26, 2017 time-based RSU award will fully vest in three years on June 26, 2020.

(3)

All performance-based RSUs are subject to attainment of performance targets established by the Committee. These awards will vest no earlier than three years from the date of grant with the exception of the August 4, 2016 award. The August 2016 award vests approximately 30 months from the grant date on February 22, 2019. Performance-based RSUs normally have a 36 month vesting term. This grant practice was adjusted with the August 2016 award because the ETE merger agreement prohibited us from granting equity awards during our normal February cycle. By applying a 30 month vesting period to our August award, we were able to maintain our traditional annual vesting cycle of February each year. (See “Grant Practices” above.) The awards included on the table are outstanding as of December 31, 2018. While the full award for the 2016 performance-based RSUs are shown on the table, these awards did not meet established target level performance requirements and 31.8% of the granted awards vested and were distributed in 2019. The unearned RSUs were cancelled and returned to the Plan.

(4)	Values are based on a closing stock price of $22.05 on December 31, 2018.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to options exercised by the NEO and stock that vested during fiscal year 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Alan S. Armstrong	10,000	$165,750	29,247	$840,559
Micheal G. Dunn	-	-	-	-
Chad J. Zamarin	-	-	-	-
John D. Chandler	-	-	-	-
James E. Scheel	-	-	9,969	286,509

Retirement Plan

The retirement plan for the Company’s executives consists of two plans: the pension plan and the retirement restoration plan as described below. Together these plans generally provide the same level of benefits to our executives as the pension plan provides to all other employees of the Company. The retirement restoration plan was implemented to address the annual compensation limit of the Internal Revenue Code.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Pension Plan

Our executives who have completed one year of service participate in our pension plan on the same terms as our other employees. Our pension plan is a noncontributory, tax qualified defined benefit plan (with a cash balance design) subject to the Employee Retirement Income Security Act of 1974, as amended.

Each year, participants earn compensation credits that are posted to their cash balance account. The annual compensation credits are equal to the sum of a percentage of eligible pay (base pay and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as shown in the following table:

Age	Percentage of Eligible Pay		Percent of Eligible Pay Greater than the Social Security Wage Base
Less than 30	4.5%	+	From 1% to 1.2%
30-39	6%	+	2%
40-49	8%	+	3%
50 or over	10%	+	5%

For participants who were active employees and participants under the plan on March 31, 1998 and April 1, 1998, the percentage of eligible pay is increased by 0.3 percent multiplied by the participant’s total years of benefit service earned as of March 31, 1998.

In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.

While a lump-sum benefit is also available, the monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of retirement. Normal retirement age is 65. Early retirement eligibility begins at age 55. At retirement, participants may choose to receive a single-life annuity (for single participants), a qualified joint and survivor annuity (for married participants), or they may choose one of several other forms of payment having an actuarial value equal to that of the relevant annuity.

Retirement Restoration Plan

The Internal Revenue Code limits pension benefits, based on the annual compensation limit, which can be accrued in tax-qualified defined benefit plans, such as our pension plan. The annual compensation limit in 2018 was $275,000. Any reduction in an executive’s pension benefit accrual due to these limits will be compensated, subject to a cap, under an unfunded top hat plan – our retirement restoration plan.

The elements of compensation that are included in applying the payment and benefit formula for the retirement restoration plan are the same elements that are used, except for application of a cap, in the base pension plan for all employees. The elements of pay included in that definition are total base pay, including any overtime, base pay-reduction amounts, and cash bonus awards, if paid (unless specifically excluded under a written bonus or incentive-pay arrangement). Specifically excluded from the definition are severance pay, cost-of-living pay, housing pay, relocation pay (including mortgage interest differential), taxable and non-taxable fringe benefits, and all other extraordinary pay, including any amounts received from equity compensation awards.

With respect to bonuses, annual cash incentives are considered in determining eligible pay under the pension plan. Long-term equity compensation incentives are not considered.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Pension Benefits

The following table sets forth certain information with respect to the actuarial present value of the accrued benefit as of December 31, 2018 under the qualified pension plan and retirement restoration plan. Each NEO, with the exception of Mr. Zamarin, is fully vested in the benefits.

Name	Plan Name	Number of Years Credited Services	Present Value of Accrued Benefit (1)	Payments During Last Fiscal Year
Alan S. Armstrong	Pension Plan	33	$851,472	-
	Retirement Restoration Plan	33	4,126,171	-
Micheal G. Dunn (2)	Pension Plan	16	177,465	-
	Retirement Restoration Plan	16	196,548	-
Chad J. Zamarin (3)	Pension Plan	2	45,890	-
	Retirement Restoration Plan	2	116,387	-
John D. Chandler (2)	Pension Plan	7	162,454	-
	Retirement Restoration Plan	7	51,954	-
James E. Scheel	Pension Plan	30	718,335	-
	Retirement Restoration Plan	30	533,379	-

(1)

The primary actuarial assumptions used to determine the present values include an annual interest credit to normal retirement age equal to 4.25 percent and a discount rate equal to 4.39 percent for the pension plan and a discount rate equal to 4.13 percent for the retirement restoration plan.

(2)	As former employees, Mr. Chandler and Mr. Dunn have prior years of vesting service under the plans.
(3)	Mr. Zamarin is an eligible participant in the plans, however he does not have the service required to be vested.

Nonqualified Deferred Compensation

We do not provide other nonqualified deferred compensation for any of our NEOs or other employees.

Change in Control Agreements

We have entered into change in control agreements with each of our NEOs to facilitate continuity of management if there is a change in control of the Company.

On February 1, 2018, our NEOs, as well as other officers with a Change in Control Agreement, received a one-year notice informing the recipient that their current Agreement would terminate on February 1, 2019. This one year notice of termination is required under the Agreement. A revised agreement was provided and was effective for existing officers in February 2019. Among other changes to the language, the new agreement will remove the retirement restoration plan component from the cash severance calculation. Additionally, the new agreement will change the COBRA coverage benefit to a cash benefit.

If during the term of a change in control agreement, a “change in control” occurs and (i) the employment of any NEO is terminated other than for “cause,” “disability,” death, or a “disqualification disaggregation”, or (ii) a NEO resigns for “good reason,” such NEO is entitled to the following:

•	Within ten business days after the termination date:

–	Accrued but unpaid base salary, accrued earned but unpaid cash incentive, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

•	On the first business day following six months after the termination date:

–	Prorated annual cash incentive for the year of separation through the termination date (lump sum payment);

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EXECUTIVE COMPENSATION & OTHER INFORMATION

–

A severance amount equal to three times the sum of his or her base salary and annual cash incentive amount for executive officers, as of the termination date (lump sum payment). The annual cash incentive amount is equal to his or her target percentage multiplied by his or her base salary in effect at the termination date as if performance goals were achieved at 100 percent;

–	An amount equal to three times for executive officers, the total allocations made by Williams for the NEO in the preceding calendar year under our retirement restoration plan (lump sum payment); and
–	An amount equal to the sum of the value of the unvested portion of the NEO’s accounts or accrued benefits under the Company’s 401(k) plan that would have otherwise been forfeited (lump sum payment).

•

Continued participation in the Company’s medical benefit plans for so long as the NEO elects coverage or 18 months from the termination, whichever is less, in the same manner and at the same cost as similarly situated active employees;

•	All restrictions on stock options held by the NEO will lapse and the options will vest and become immediately exercisable;

•	All RSUs will vest and will be paid out only in accordance with the terms of the respective award agreements;

•	Continued participation in the Company’s directors’ and officers’ liability insurance for six-years or any longer known applicable statute of limitations period;

•	Indemnification as set forth under the Company’s By-laws; and

•	Outplacement benefits for six months at a cost not exceeding $25,000 per NEO.

We provide a ‘best net’ provision providing our NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, subjecting them to possible excise tax payments. If a NEO’s employment is terminated for “cause” during the period beginning upon a change of control and continuing for two-years or until the termination of the agreement, whichever happens first, the NEO is entitled to accrued but unpaid base salary, accrued earned but unpaid cash incentive, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

The agreements with our NEOs use the following definitions:

“Cause” means a NEO’s:

•	Conviction of or a plea of nolo contendere to a felony or a crime involving fraud, dishonesty, or moral turpitude;

•	Willful or reckless material misconduct in the performance of his or her duties that has an adverse effect on Williams or any of its subsidiaries or affiliates;

•	Willful or reckless violation or disregard of the Code of Business Conduct of Williams or the policies of Williams or its subsidiaries; or

•	Habitual or gross neglect of his or her duties.

Cause generally does not include bad judgment or negligence (other than habitual neglect or gross negligence); acts or omissions made in good faith after reasonable investigation by the NEO or acts or omissions with respect to which the Board could determine that the NEO had satisfied the standards of conduct for indemnification or reimbursement under the Company’s By-laws, indemnification agreement, or applicable law; or failure (despite good faith efforts) to meet performance goals, objectives, or measures for a period beginning upon a change of control and continuing for two years or until the termination of the agreement, whichever happens first. A NEO’s act or failure to act (except as relates to a conviction or plea of nolo contendere described above), when done in

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EXECUTIVE COMPENSATION & OTHER INFORMATION

good faith and with a reasonable belief after reasonable investigation that such action or non-action was in the best interest of Williams or its affiliate or required by law shall not be Cause if the NEO cures the action or non-action within ten days of notice. Furthermore, no act or failure to act will be Cause if the NEO acted under the advice of Williams’ counsel or as required by the legal process.

“Change in control” means:

•

Any person or group (other than an affiliate of Williams or an employee benefit plan sponsored by Williams or its affiliates) becomes a beneficial owner, as such term is defined under the Exchange Act, of 20 percent or more of the Company’s common stock or 20 percent or more of the combined voting power of all securities entitled to vote generally in the election of directors (“Voting Securities”), unless such person owned both more than 75 percent of common stock and Voting Securities, directly or indirectly, in substantially the same proportion immediately before such acquisition;

•

The Williams directors as of a date of the agreement (“Incumbent Directors”) and directors approved after that date by at least two-thirds of the Incumbent Directors cease to constitute a majority of the directors of Williams;

•

Consummation of any merger, reorganization, recapitalization consolidation, or similar transaction (“Reorganization Transaction”), other than a Reorganization Transaction that results in the person who was the direct or indirect owner of outstanding common stock and Voting Securities of the Company prior to the transaction becoming, immediately after the transaction, the owner of at least 65 percent of the then outstanding common stock and Voting Securities representing 65 percent of the combined voting power of the then outstanding Voting Securities of the surviving corporation in substantially the same respective proportion as that person’s ownership immediately before such Reorganization Transaction; or

•

Approval by the stockholders of Williams of the sale or other disposition of all or substantially all of the consolidated assets of Williams or the complete liquidation of Williams other than a transaction that would result in (i) a related party owning more than 50 percent of the assets that were owned by Williams immediately prior to the transaction or (ii) the persons who were the direct or indirect owners of outstanding Williams common stock and Voting Securities prior to the transaction continuing to own, directly or indirectly, 50 percent or more of the assets that were owned by Williams immediately prior to the transaction.

A change in control will not occur if:

•	The NEO agrees in writing prior to an event that such an event will not be a change in control; or

•

The Board determines that a liquidation, sale, or other disposition approved by the stockholders, as described in the fourth bullet above, will not occur, except to the extent termination occurred prior to such determination.

“Disability” means a physical or mental infirmity that impairs the NEO’s ability to substantially perform his or her duties for 12 months or more and for which he or she is receiving income replacement benefits from a Company plan for not less than three months.

“Disqualification disaggregation” means:

•	The termination of a NEO from Williams or an affiliate’s employment before a change in control for any reason; or

•

The termination of a NEO’s employment by a successor (during the period beginning upon a change of control and continuing for two-years or until the termination of the agreement, whichever happens first), if the NEO is employed in substantially the same position and the successor has assumed the Williams change in control agreement.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

“Good reason” means, generally, a material adverse change in the NEO’s title, position, or responsibilities, a reduction in the NEO’s base salary, a reduction in the NEO’s annual bonus, required relocation, a material reduction in the level of aggregate compensation or benefits not applicable to Company peers, a successor company’s failure to honor the agreement, or the failure of the Board to provide written notice of the act or omission constituting “Cause.”

Termination Scenarios

The following table sets forth circumstances that provide for payments to the NEOs following or in connection with a change in control of the Company or a NEO’s termination of employment for cause, upon retirement, upon death and disability, or not for cause. NEOs are generally eligible to retire at the earlier of age 55 and completion of three years of service or age 65.

All values are based on a hypothetical termination date of December 31, 2018 and a WMB closing stock price of $22.05 on such date. The values shown are intended to provide reasonable estimates of the potential benefits the NEOs would receive upon termination. The values are based on various assumptions and may not represent the actual amount a NEO would receive. In addition to the amounts disclosed in the following table, a departing NEO would retain the amounts he or she has earned over the course of his or her employment prior to the termination event, including accrued retirement benefits and previously vested stock options and restricted stock units.

Name	Payment	For Cause (1)	Retirement (2)	Death & Disability (3)	Not for Cause (4)	CIC (5)

Armstrong	Stock options	—	$—	$—	$—	$—
	Stock awards	—	7,915,087	9,432,408	9,432,408	12,964,328
	AIP	—	1,487,500	1,487,500	1,487,500	1,487,500
	Cash Severance	—	—	—	—	8,032,500
	Outplacement	—	—	—	—	25,000
	Health & Welfare	—	—	—	—	30,229
	Retirement Restoration Plan Enhancement	—	—	—	—	1,538,865
	‘Best Net’ Provision	—	—	—	—	—
	Total	—	9,402,587	10,919,908	10,919,908	24,078,422

Dunn	Stock options	—	—	—	—	—
	Stock awards	—	—	2,554,034	2,554,034	3,800,075
	AIP	—	—	585,000	585,000	585,000
	Cash Severance	—	—	—	2,470,000	3,705,000
	Outplacement	—	—	—	25,000	25,000
	Health & Welfare	—	—	—	20,152	30,229
	Retirement Restoration Plan Enhancement	—	—	—	—	$121,946
	‘Best Net’ Provision	—	—	—	—	—
	Total	—	—	3,139,034	5,654,186	8,267,250

Zamarin	Stock options	—	—	—	—	—
	Stock awards	—	—	2,725,423	2,725,423	3,351,961
	AIP	—	—	405,000	405,000	405,000
	Cash Severance	—	—	—	1,890,000	2,835,000
	Outplacement	—	—	—	25,000	25,000
	Health & Welfare	—	—	—	21,721	32,581
	Retirement Restoration Plan Enhancement	—	—	—	—	204,796
	‘Best Net’ Provision	—	—	—	—	—
	Total	—	—	3,130,423	5,067,144	6,854,338

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Name	Payment	For Cause (1)	Retirement (2)	Death & Disability (3)	Not for Cause (4)	CIC (5)

Chandler	Stock options	—	—	—	—	—
	Stock awards	—	—	1,258,820	1,258,820	1,885,358
	AIP	—	—	432,000	432,000	432,000
	Cash Severance	—	—	—	1,944,000	2,916,000
	Outplacement	—	—	—	25,000	25,000
	Health & Welfare	—	—	—	21,721	32,581
	Retirement Restoration Plan Enhancement	—	—	—	—	—
	‘Best Net’ Provision	—	—	—	—	—
	Total	—	—	1,690,820	3,681,541	5,290,939

Scheel	Stock options	—	—	—	—	—
	Stock awards	—	—	3,623,212	3,623,212	4,278,115
	AIP	—	—	331,800	331,800	331,800
	Cash Severance	—	—	—	1,611,600	2,417,400
	Outplacement	—	—	—	25,000	25,000
	Health & Welfare	—	—	—	20,152	30,229
	Retirement Restoration Plan Enhancement	—	—	—	—	342,893
	‘Best Net’ Provision	—	—	—	—	(301,585)
	Total	—	—	3,955,012	5,611,764	7,123,852

(1)	If a NEO is terminated for cause or leaves the company voluntarily, no additional benefits will be received.
(2)

Mr. Armstrong is the only NEO eligible to retire as of December 31, 2018. If a NEO retires, then the annual cash incentive for the year of separation is pro-rated to the retirement date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. All unvested stock options will fully accelerate. A pro-rated portion of the unvested time-based restricted stock units will accelerate and a pro-rated portion of any performance-based restricted stock units will vest on the original vesting date if the Compensation Committee certifies that the performance measures were met. The annual cash incentive award estimates, as of December 31, 2018, are shown at target.

(3)

If a NEO dies or becomes disabled, then the annual cash incentive for the year of separation is pro-rated through the separation or leave date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. All unvested stock options will fully accelerate. All unvested time-based restricted stock units will fully accelerate, and a pro-rated portion of any performance-based restricted stock units will vest if the Compensation Committee certifies that the performance measures were met. The annual cash incentive award estimates, as of December 31, 2018, are shown at target.

(4)

For a NEO who is involuntarily terminated and who receives severance or for a NEO whose termination is due to the sale of a business or outsourcing any portion of a business and for whom no comparable internal offer of employment is made, all unvested time-based restricted stock units will fully accelerate and a pro-rated portion of any performance-based restricted stock units will vest if the Compensation Committee certifies that the performance measures were met. However, all unvested stock options cancel. If this separation occurs during the last quarter of the fiscal year, the annual cash incentive for the year of separation is pro-rated through the separation or leave date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. The annual cash incentive award estimates, as of December 31, 2018, are shown at target.

(5)	See “Change in Control Agreements” section.

Please note that we make no assumptions as to the achievement of performance goals as it relates to the performance-based RSUs for active NEOs. If an award is covered by Section 409A of the Internal Revenue Code, lump sum payments and distributions occurring from these events will generally occur six months after the triggering event to the extent required by the Internal Revenue Code and our award agreements.

CEO Pay Ratio

Our CEO Pay Ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We are utilizing the same median employee disclosed in the 2018 Proxy Statement. We identified this median employee using our employee population on October 2, 2017. We used a consistently applied compensation measure across our employee population to determine the median employee. For our consistently applied compensation measure, we used targeted total cash compensation which includes an employee’s base salary plus

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EXECUTIVE COMPENSATION & OTHER INFORMATION

their annual incentive bonus opportunity at target. Due to the consistent use of base salaries and our annual incentive program across our population, targeted total cash compensation provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s compensation in the same manner as the named executive officers in the Summary Compensation Table.

Our median employee’s compensation was $122,742. Our CEO’s disclosed compensation amount was $10,691,376. Accordingly, our CEO Pay Ratio is 87:1.

It is important to note that 86 percent of our CEO’s compensation is at risk. Additionally, 70 percent of the amount disclosed as the CEO’s total compensation in the Summary Compensation Table is the grant date value of equity awards made during 2018. He has not earned any value from these awards to date.

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COMPENSATION OF DIRECTORS

Compensation of Directors

Only non-employee directors receive director fees. For the 2017-2018 fiscal year, the Company paid non-employee directors:

•	$110,000 annual retainer paid in quarterly cash payments;
•	$165,000 annual equity retainer in the form of RSUs with the equity award vesting deferred until retirement from the Board;
•

$30,000 annual retainer paid in quarterly cash payments to the Chair of the Audit Committee and a $20,000 annual retainer paid in quarterly cash payments for Committee Chairs of the Compensation and Management Development Committee, Environmental, Heath, and Safety Committee, and the Nominating and Governance Committee; and

•	$200,000 annual equity retainer in the form of RSUs for the Chairman of the Board with the equity award vesting deferred until retirement from the Board.

The annual cash retainers paid to the non-employee directors are made through quarterly cash payments. Through The Williams Companies, Inc. Amended and Restated 2007 Incentive Plan, the annual equity retainer is deferred and will not distribute until the director’s retirement from the Board. Dividend equivalents are earned on the non-employee director awards and the dividends will be reinvested until the director’s retirement from the Board.

Non-employee directors generally receive their compensation for a fiscal year beginning on the date of the annual stockholders meeting. The following table shows how compensation is paid to individuals who become non-employee directors after the annual meeting. In this case, the equity retainer would be paid the first of the month following appointment and the cash retainers will be paid on the scheduled quarterly payment dates.

An individual who became a non-employee director...	...but before...	...will receive...

after the annual meeting	August 1	full compensation

on or after August 1	the next annual meeting	pro-rated compensation

Non-employee directors are reimbursed for expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in director education programs. In addition, Williams pays premiums on directors’ and officers’ liability insurance policies.

Like all Williams employees, directors are eligible to participate in the Williams Matching Grant Program for eligible charitable organizations and the United Way Program. The maximum matching contribution in any calendar year is $10,000 for a participant in the Matching Grant Program and $25,000 for a participant in the United Way Program. No match is made to the United Way under the Matching Grant Program unless the giving relates to a natural disaster or is applied to the funding of a capital campaign at a United Way funded agency.

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COMPENSATION OF DIRECTORS

Director Compensation for Fiscal Year 2018

The compensation earned by each director for 2018 service is outlined in the following table:

Name	Fees Earned or Paid in Cash (1)	Fees Earned or Paid in Stock (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total

Stephen Bergstrom	$110,000	$365,012	$-	$-	$-	$30,000	$505,012

Nancy Buese	$82,500	165,006	-	-	-	10,000	257,506

Stephen Chazen	110,000	164,998	-	-	-	10,000	284,998

Charles I. Cogut	110,000	164,998	-	-	-	10,000	284,998

Kathleen B. Cooper	130,000	164,998	-	-	-	11,000	305,998

Michael A. Creel	110,000	164,998	-	-	-	-	274,998

Vicki Fuller	82,500	164,994	-	-	-	-	247,494

Peter Ragauss	140,000	164,998	-	-	-	10,000	314,998

Scott Sheffield	125,000	164,998	-	-	-	-	289,998

Murray D. Smith	130,000	164,998	-	-	-	500	295,498

William Spence	110,000	164,998	-	-	-	30,000	304,998

Janice D. Stoney (4)	32,500	-	-	-	-	-	32,500

(1)	The fees paid in cash are itemized in the following chart:

Name	Annual Cash Retainer Including Service on Two Committees	Audit Committee Chair Retainer	Compensation & Management Development Committee Chair Retainer	Nominating & Governance Committee Chair Retainer	Environmental Health & Safety Committee Chair Retainer	Total

Bergstrom	$110,000	-	-	-	-	$110,000

Buese (5)	82,500	-	-	-	-	82,500

Chazen	110,000	-	-	-	-	110,000

Cogut	110,000	-	-	-	-	110,000

Cooper	110,000	-	-	20,000	-	130,000

Creel	110,000	-	-	-	-	110,000

Fuller (5)	82,500	-	-	-	-	82,500

Ragauss	110,000	30,000	-	-	-	140,000

Sheffield (6)	110,000	-	15,000	-	-	125,000

Smith	110,000	-	-	-	20,000	130,000

Spence	110,000	-	-	-	-	110,000

Stoney (4)	27,500	-	5,000	-	-	32,500

(2)

Awards were granted under the terms of the 2007 Incentive Plan and represent time-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Form 10-K for the year-ended December 31, 2018.

(3)

All other compensation includes matching contributions paid in 2018 made on behalf of the Board to charitable organizations through the Matching Grants Program or the United Way Program. It is possible for Directors to make charitable contributions at the end of the year that are not matched by the Company until the following year.

(4)

Ms. Stoney retired from the Board in May 2018 and did not receive a 2018 equity award. The Cash Retainer above reflects payment received as a Board member and Compensation & Development Committee Chair for one quarter in 2018.

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COMPENSATION OF DIRECTORS

(5)	Ms. Buese and Ms. Fuller joined the Board in June and July of 2018 respectively. The annual cash retainer above reflects payments for their partial year service.
(6)	Mr. Sheffield became Compensation & Management Development Committee Chair upon Ms. Stoney’s retirement in 2018. The Cash Retainer above reflects payment for three quarters as Chair.

Outstanding Awards as of Fiscal Year End 2018

The aggregate number of stock options and stock awards held by directors outstanding at December 31, 2018 is as follows:

Name	Number of Shares or Units of Stock Outstanding	Number of Securities Underlying Unexercised Options Exercisable

Bergstrom	32,108	-

Buese	6,352	-

Chazen	12,432	-

Cogut	14,867	-

Cooper	12,432	-

Creel	12,432	-

Fuller	5,641	-

Ragauss	12,432	-

Sheffield	12,432	-

Smith	31,201	-

Spence	17,038	-

Stoney	29,775	-

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EQUITY COMPENSATION STOCK PLANS

Equity Compensation Stock Plans

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information concerning Williams common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2018, including The Williams Companies, Inc. 2007 Incentive Plan, The Williams Companies, Inc. 2002 Incentive Plan, The Williams Companies, Inc. 1996 Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors, and 2007 Employee Stock Purchase Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-Average Price of Outstanding Options, Warrants, and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column of This Table) (3)
Equity Compensation plans approved by security holders	12,024,493	$31.55	13,036,547
Equity Compensation plans not approved by security holders	-	-	-

Total	12,024,493	$31.55	13,036,547

(1)	Includes 4,710,576 shares of RSUs, all of which were approved by security holders.
(2)	Excludes the shares issuable upon the vesting of RSUs included in the first column of this table for which there is no weighted-average price.
(3)	Includes 745,640 shares remaining to be issued out of the 2007 Employee Stock Purchase Plan.

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REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee oversees Williams’ financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee meets separately with management, the internal auditors, the independent auditors, and the General Counsel. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at www.williams.com. The charter, among other things, provides that the Audit Committee has full authority to appoint, oversee, compensate, evaluate, and terminate when appropriate, the independent auditor. In this context, the Audit Committee:

•

Reviewed and discussed the audited financial statements in Williams’ annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

Reviewed with Ernst & Young LLP, Williams’ independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of Williams’ accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence;

•

Discussed with Ernst & Young LLP its independence from management and Williams and considered whether Ernst & Young LLP could also provide non-audit services without compromising the firm’s independence;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board;
•

Discussed with Williams’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits, and then met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Williams’ internal controls, and the overall quality of Williams’ financial reporting;

•

Based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2018, for filing with the SEC; and

•	Appointed Ernst & Young LLP to serve as Williams’ independent auditors for 2019, subject to ratification by the Board and the Company’s stockholders.

This report has been furnished by the members of the Audit Committee of the Board:

•	Peter A. Ragauss, Chair
•	Stephen I. Chazen
•	Charles I. Cogut
•	Michael A. Creel
•	Vicki L. Fuller
•	William H. Spence

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PROPOSAL 2

PROPOSAL 2	RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT

AUDITORS

The Board recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent auditors for 2019.

The Audit Committee is responsible for selecting Williams’ independent, registered public accounting firm. At a meeting held on February 19, 2019, the Audit Committee appointed the firm of Ernst & Young LLP (“EY”) as the independent auditors to audit our financial statements for calendar year 2019. The Audit Committee considered a number of factors in determining to appoint EY as our independent auditors, including the firm’s professional qualifications and resources, past performance, expertise in our industry, tenure, and capability in handling the breadth and complexity of our business. In selecting the independent auditors, the Audit Committee considers the firm’s independence, and, when rotation is required, also is involved in the selection of the firm’s lead engagement partner. The Audit Committee believes that the appointment of EY as our independent auditors is in the best interests of our stockholders.

A representative of EY will attend the annual meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided. Stockholder approval of the appointment of EY is not required, but the Audit Committee and the Board are submitting the selection of EY for ratification to obtain our stockholders’ views. If a majority of the stockholders do not ratify the appointment of EY as the independent auditors to audit our financial statements for calendar year 2019, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent auditor.

Principal Accountant Fees and Services

Fees for professional services provided by our independent auditors for each of the last two fiscal years were as follows:

	2018 (millions)	2017 (millions)
Audit Fees	$7.4	$7.1
Audit-Related Fees	0.7	1.2
Tax Fees	0.2	0.1
All Other Fees	0.0	0.0
Total	$8.3	$8.4

Audit fees include fees associated with the annual audits of all of our registrants for SEC and Federal Energy Regulatory Commission reporting purposes, the reviews of our quarterly reports on Form 10-Q, the audit of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services performed in connection with other filings with the SEC. Audit-related fees include audits of employee benefit plans and services performed for other compliance purposes. Tax fees include tax planning, tax advice, and tax compliance. EY does not provide tax services to our executives.

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PROPOSAL 2

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of EY. The Audit Committee is responsible for overseeing the determination of fees associated with EY’s audit of our financial statements. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by EY.

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of EY. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting. In 2017 and 2018, 100 percent of EY’s services were pre-approved by the Audit Committee.

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PROPOSAL 3

PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends that you vote “FOR” the approval of the company’s executive compensation.

We request our stockholders’ non-binding, advisory vote on our NEO Compensation as disclosed in accordance with the SEC’s rules in this proxy statement. This proposal is commonly known as a “say-on-pay” proposal.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement as well as in the tables and narrative in the “Executive Compensation and Other Information” section, our compensation programs are designed to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and performance targets. Our compensation programs are intended to reward our NEOs for successfully implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning our NEOs with the interests of our stockholders. The following are some key points that demonstrate our commitment to aligning pay to performance:

•

The significant majority of NEO target compensation is provided in the form of long-term equity awards, ensuring pay is aligned with stockholders and linked to the performance of our Company’s common stock;

•

Performance-based RSU awards are measured by ROCE and TSR. This focuses on our commitment to improve ROCE performance and strong stock price performance in relation to our comparator group of companies in order to deliver the targeted number of RSUs to our NEOs upon vesting; and

•	Our 2018 Annual Incentive Program aligns 2018 payments to actual performance on pre-established targets effectively linking the Company’s financial performance to NEO pay.

We are seeking our stockholders’ support for our NEO compensation as detailed in this proxy statement. This proposal conforms to SEC requirements and seeks our stockholders’ views on our NEO compensation. It is not intended to address any specific element of compensation, but rather the overall compensation provided to our NEOs including our pay philosophy, our pay principles, and pay practices as described in this proxy statement. The Board asks that you vote “FOR” the following resolution:

RESOLVED, that the stockholders of The Williams Companies, Inc. (the “Company”) approve, on an advisory basis, the executive compensation of the Company’s named executive officers as disclosed within this proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (Item 402 of Regulation S-K), which includes the Compensation Discussion and Analysis, the compensation tables, and any related narrative discussion contained in this proxy statement.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions for NEOs. We currently conduct annual advisory votes on executive compensation and we expect to conduct the next advisory vote at our 2020 annual meeting of stockholders.

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INCORPORATION BY REFERENCE

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

Incorporation by Reference

The Compensation and Management Development Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act of 1933 or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Website Access to Reports and Other Information

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.williams.com. We make available, free of charge through the Investors page of our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics for Senior Officers, Board committee charters, and the Williams Code of Business Conduct are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Corporate Secretary at Williams, One Williams Center, MD 47, Tulsa, Oklahoma 74172.

By Order of the Board of Directors,
Joshua H. De Rienzis
Corporate Secretary

Tulsa, Oklahoma

March 28, 2019

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The Williams Companies, Inc. Annual Meeting of Stockholders May 9, 2019 2:00 p.m. Central Daylight Time One Williams Center Tulsa, Oklahoma 74172
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS. You can vote by telephone or Internet 24 hours a day, 7 days a week.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Alan S. Armstrong	☐	☐	☐	02 - Stephen W. Bergstrom	☐	☐	☐	03 - Nancy K. Buese	☐	☐	☐

	04 - Stephen I. Chazen	☐	☐	☐	05 - Charles I. Cogut	☐	☐	☐	06 - Kathleen B. Cooper	☐	☐	☐

	07 - Michael A. Creel	☐	☐	☐	08 - Vicki L. Fuller	☐	☐	☐	09 - Peter A. Ragauss	☐	☐	☐

	10 - Scott D. Sheffield	☐	☐	☐	11- Murray D. Smith	☐	☐	☐	12 - William H. Spence	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2 and 3.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of Ernst & Young LLP as auditors for 2019.	☐	☐	☐	3.	Approval, by nonbinding advisory vote, of the Company’s executive compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signer hereby revokes all proxies previously given by the signer to vote at said Annual Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Williams Companies, Inc.

Proxy Solicited on Behalf of the Board of Directors of Williams for the Annual Meeting of Stockholders on May 9, 2019.

The undersigned stockholder of The Williams Companies, Inc. (“Williams”) hereby appoints ALAN S. ARMSTRONG, JOHN D. CHANDLER and T. LANE WILSON, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams’ Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams to be held on the 9th day of May, 2019, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF.

Voting Instructions

Votes by telephone or Internet must be received by 1:00 a.m. Central Daylight Time, on May 9, 2019.

To Vote by Internet	To Vote by Telephone	To Vote by Mail

• Go to the following web site: WWW.ENVISIONREPORTS.COM/WMB • Follow the steps outlined on the secured website.	• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. • Follow the instructions provided by the recorded message.	• Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope provided. • If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

To participants in The Williams Investment Plus Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of such Plan. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants. Your instructions must be completed prior to May 6, 2019 at 1:00 a.m. Central Daylight Time.

THANK YOU FOR VOTING